Exhibit 4.8

Kraft Canada Inc.

Retirement Plan

for

Niagara Falls Hourly Cereal Division Employees

Amended and Restated as of January 1, 1994

April 1998

Kraft Canada Inc.

Retirement Plan for Niagara Falls Hourly Cereal Division Employees

Amended and Restated as of January 1, 1994

i

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

ARTICLE 1 — INTRODUCTION

1.01	The primary purpose of the Plan is to provide periodic payments to eligible employees of Participating Employers after retirement and until death in respect of their service as employees.

1.02	The main purposes of this amendment and restatement are:

(a)	to incorporate amendments requested by the revenue authorities or required to comply with changes in Revenue Rules;

(b)	to revise the benefit structure and employee contribution level with respect to eligible employees’ service from January 1, 1994;

(c)	to reflect the change in the name of the Company, effective January 20, 1995; and

(d)	to incorporate the amendments which are part of the 1997 collective bargaining agreement.

1.03	On January 4, 1993, the Company purchased a portion of the operations of Nabisco Brands Ltd. The Employees who were transferred to the Company following this transaction were previously covered under the Nabisco Brands Ltd. Trusteed Retirement Plan B. As part of the sale/purchase agreement, the Company assumes all liabilities with respect to pension benefits accrued prior to the purchase date by such employees and in return assets are being transferred to the Plan to cover the liabilities being assumed by the Plan. The Plan incorporates and preserves the benefits accrued under the Prior Plan.

1.04	Except as may be specifically provided in the other provisions of the Plan, the Plan as contained herein shall be effective from January 1, 1994 and shall be applicable to Members who are in the employment of Participating Employers on or after January 1, 1994. Benefits in respect of a Member whose employment ceased prior to January 1, 1994 shall be determined in accordance with the terms of the Plan or Prior Plan at the time of such cessation of employment except as required by Applicable Pension Laws and Revenue Rules, and as specifically provided herein.

1.05	The Plan is intended to be a pension plan accepted for registration under Revenue Rules and Applicable Pension Laws. The Plan shall be designed, written and administered to comply with the requirements for registration under Revenue Rules and Applicable Pension Laws. If the Plan fails to comply with any such requirements, the Company may in its sole and absolute discretion amend the Plan so to comply, or discontinue the Plan.

Any amendment to the Plan is conditional upon acceptance for registration under both Revenue Rules and Applicable Pension Laws, and may be modified or withdrawn by the Company, in its sole and absolute discretion, if the amendment is not accepted for registration under either Applicable Pension Laws or Revenue Rules.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

1.06	As a condition of participation in the Plan, the Participating Employers agree that the Plan not be considered to be a multi-employer pension plan within the meaning of Applicable Pension Laws and Revenue Rules.

ARTICLE 2—CONSTRUCTION, INTERPRETATION AND DEFINITIONS

Construction and Interpretation

2.01	In the Plan, references to the masculine include the feminine and vice versa, references to the singular shall include the plural and vice versa, as the context shall require, and references to a subparagraph, paragraph, Section, Article, Schedule or Appendix mean a subparagraph, paragraph, Section, Article, Schedule or Appendix of the Plan.

2.02	The Plan shall be governed and administered in accordance with Revenue Rules and Applicable Pension Laws, and shall be construed in accordance with the laws of the Province of Ontario.

2.03	All amounts payable under the Plan shall be construed as being expressed in the lawful currency of Canada.

2.04	If any provision of the Plan or part thereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

2.05	Headings wherever used herein are for reference purposes only, and do not limit or extend the meaning of any of the Plan’s provisions.

Definitions

In the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

2.06	“Actuarial Equivalent” means a benefit of same value but of different form of payment, as determined on a basis of calculation adopted by the Company on the advice of the Actuary and which is in accordance with Applicable Pension Laws and Revenue Rules, and in effect on the date such determination is being made. Notwithstanding the foregoing, the Company may adopt a basis that eases administration of the Plan, including the use of unisex factors, provided that such basis is not precluded by Applicable Pension Laws or Revenue Rules.

2.07	“Actuary” means a person who is a Fellow of the Canadian Institute of Actuaries and who carries out actuarial valuations and provides actuarial advice and services at the request of the Company or the Administrator.

2.08	“Administrator” means the entity responsible for administering the Plan in accordance with Section 20.01.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

2.09	“Applicable Pension Laws” means the Pension Benefits Act (Ontario) and any regulation pursuant thereto and any amendments or substitutes therefor as well as any similar statute applicable in a particular circumstance and any regulation pursuant thereto adopted by the federal or any provincial government.

2.10	“Beneficiary” means the person last designated by the Member to receive benefits under the Plan in the event of the death of the Member in accordance with Article 11.

2.11	“Board” means the Board of Directors of the Company.

2.12	“Company” means Kraft Canada Inc. and any successor corporation, whether by amalgamation, merger or otherwise. Prior to January 20, 1995, “Company” means Kraft General Foods Canada Inc.

2.13	“Continuous Service” means the service of a Member as defined in Section 4.01.

2.14	(a) “Credited Service” means the service of a Member as defined in Section 4.02.

(b)	“Credited Past Service” means the portion of Credited Service prior to the Effective Date, as defined in Section 4.02.

(c)	“Credited Future Service” means the portion of Credited Service on and after the Effective Date, as defined in Section 4.02.

2.15	“Date of Determination” means the date as of which a benefit is to be calculated under the Plan, as specified in each relevant Section, and being one of:

(a)	a Member’s Retirement Date, date of termination of employment or date of death, whichever shall first occur;

(b)	the date of amendment of the Plan;

(c)	the date of discontinuance of the Plan; and

(d)	the date of consolidation or merger of the Plan with another plan.

2.16	“Disabled Member” means a Member who shall have become a Disabled Member in accordance with the provisions of Article 14.

2.17	“Early Retirement Date” means the date of a Member’s actual retirement determined in accordance with Section 7.02.

2.18 (a)	“Earnings” means the aggregate amount of salary, wages, overtime, shift differentials, commissions and incentive compensation with a cycle of one year or less and management bonus paid to the Member for services rendered to the Participating Employer during the period as determined by a Participating Employer. Earnings shall not include:

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

(i)	taxable fringe benefits such as personal use of a company automobile, automobile allowances, gifts, sales contest, suggestion and other comparable prizes and awards, provincial health insurance premiums, meals and lodging supplied by a Participating Employer, tuition fees and employee loans;

(ii)	amounts of benefits received under stock option, stock purchase, long-term incentive compensation and other comparable plans; and

(iii)	retiring allowances, termination payments and payments in lieu of notice on termination of employment,

unless and except to the extent that, the Company authorizes the inclusion of any such benefits or amounts, or unless otherwise prohibited by law.

(b)	“Final Average Earnings” means the average of the Member’s Earnings for any five (5) year period during the ten (10) year period prior to the Member’s Date of Determination for which such average is the highest, or where the Member’s Continuous Service is less than five (5) years, the annualized average of the Member’s Earnings during his Continuous Service prior to the Date of Determination.

For the purposes of this paragraph only, the following shall apply:

(i)	with respect to any period of Continuous Service included in the Member’s Credited Service and during which the Member has not actually received Earnings from a Participating Employer, the Member’s Earnings for such period shall be deemed to have continued unchanged at the regular rate in effect immediately before such period;

(ii)	the Member’s Continuous Service shall exclude any period not included in the Member’s Credited Service and during which the Member has not actually received Earnings from a Participating Employer, and the Member’s Continuous Service before and after such a period shall be deemed contiguous; and

(iii)	with respect to any period of Continuous Service during which the Member is not in full-time employment with a Participating Employer, the Earnings for each month of such period shall be adjusted in the ratio that,

(A)	the number of hours the Member would have worked during such month had the Member worked on a full-time basis in the same category of employment during such month, as determined by the Participating Employer, bears to

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

(B)	the number of hours the Member actually worked during such month, as determined by the Participating Employer,

such ratio not to be less than one.

2.19	“Effective Date” means January 4, 1993.

2.20	“Employee” means a person who is in Regular Employment and who is paid on an hourly basis or whose employment is covered by a collective bargaining agreement and who reports to work at the Niagara Falls Plant.

2.21	“Fund” means the fund established for the purposes of the Plan, the assets of which are held by a Funding Agency under a Funding Agreement.

2.22	“Funding Agency” means a trust or insurance company or any group of individual trustees or any combination thereof eligible under Applicable Pension Laws, designated by the Company and the Administrator and holding the whole or a portion of the assets of the Fund at any time pursuant to the terms of a Funding Agreement.

2.23	“Funding Agreement” means any written arrangement or agreement in force between the Company, the Administrator and any Funding Agency.

2.24	“Interest” means the amount of money credited to Required Contributions and Transferred Amounts in accordance with Article 6.

2.25	“Maximum Formula” means the formula used to determine the maximum lifetime retirement income in respect of Credited Service which can be paid from the Plan as set out in Section 8.02.

2.26	“Maximum Retirement Age” with respect to an individual means the age determined as follows:

Year of Birth	Maximum Retirement Age
1926 or less	71
1927	70
1928 or more	69

2.27	“Member” means an individual who has joined the Plan in accordance with Article 3 and who remains contingently or absolutely entitled to a retirement income under the Plan.

2.28	“Normal Retirement Date” means the date specified in Section 7.01.

2.29	“Participating Employer” means any Related Employer, or a division of a Related Employer, which may be invited by the Company from time to time to participate in the Plan in accordance with such terms as the Company shall deem reasonable and by appropriate action of the Related Employer’s board of directors has elected to make the Plan applicable to its employees.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

As of January 1, 1994, the Company is the only Participating Employer.

Acceptance of an additional Related Employer as a Participating Employer and removal of a Participating Employer shall be evidenced by an amendment to the Plan.

2.30	“Plan” means the “Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees” organized and administered in accordance with the terms of this document as amended from time to time. Prior to January 20, 1995, the name of the Plan is “Kraft General Foods Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees”.

2.31	“Plan Benefit” means the annual retirement income determined in accordance with Section 8.03.

2.32	“Plan Formula” means the formula used to calculate the Plan benefits in respect of Credited Service, before limiting it to the benefits calculated under the Maximum Formula, as set out in Section 8.01.

2.33	“Plan Year” means a calendar year beginning on January 1 and ending on December 31.

2.34	“Postponed Retirement Date” means the date specified in Section 7.03.

2.35	“Prior Plan” means the Nabisco Brands Ltd. Trusteed Retirement Plan B which was registered with the Pension Commission of Ontario.

2.36	“Reciprocal Agreement” means a written agreement whereby the Company and a previous or future employer of a Member agree that service with the earlier employer will be recognized as pensionable service with the subsequent employer, to the extent allowed and subject to the conditions specified in the agreement, Applicable Pension Laws and Revenue Rules.

2.37	“Regular Employment” means either:

(a)	full-time employment with a Participating Employer; or

(b)	part-time employment with a Participating Employer starting from the beginning of the period of two consecutive calendar years after 1985 during which the person earned at least 35% of the YMPE or the person worked 700 hours with a Participating Employer in each such calendar year.

2.38	“Related Employer” means the Company, an employer that is a company that is related within the meaning of the Income Tax Act (Canada) to the Company, or a partnership or joint venture in which the Company is a partner or joint venturer and in respect of which the Company does not act at arm’s length.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

2.39	“Required Contributions” means contributions which the Member is required to make to the Plan in accordance with Article 5.

2.40	“Retirement Date” means the Early, Normal or Postponed Retirement Date on which a Member actually retires or is deemed to retire.

2.41	“Revenue Rules” means the provisions of the Income Tax Act (Canada) and any applicable provincial income tax act, and any relevant regulations thereto, as they may be amended from time to time, pertaining to pension plans or funds registered under the Income Tax Act (Canada) as they are applicable to the Plan.

2.42	“Spouse” means, in relation to a Member, the person of the opposite sex who, at the earlier of the commencement of a Member’s pension and the date of the Member’s death, meets one of the following eligibility requirements:

(a)	the person is married to the Member; or

(b)	the person is not married to the Member and is living with the Member in a conjugal relationship:

(i)	continuously for a period of not less than three years; or

(ii)	in a relationship of some permanence, if they are the natural or adoptive parents of a child, both as defined in the Family Law Act (Ontario);

provided that the person is not living separate and apart from the Member at that time.

2.43	“Total and Permanent Disability” means a physical or mental impairment, as certified writing by a qualified medical doctor who is licensed to practise in Canada, which meets the qualification criteria for receipt of benefits under the Participating Employer’s long-term disability income plan.

2.44	“Transferred Amounts” mean the amounts transferred into the Fund in accordance with paragraph 15.01(b).

2.45 (a)	“YMPE” means the Year’s Maximum Pensionable Earnings established each year under the Canada Pension Plan as may be amended from time to time, or under any superseding legislation.

(b)	“YMPE Average” means the average of the YMPE in the calendar year of the Date of Determination and the two preceding calendar years.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

ARTICLE 3—MEMBERSHIP

3.01	Members of the Prior Plan

Except as otherwise provided in Section 4.05, each person who is an Employee and who was a member of the Prior Plan shall be considered to have become a Member on the date he became a member of the Prior Plan.

3.02	Other Employees

The provisions of this Section apply to Employees who were not members of the Prior Plan immediately prior to the Effective Date.

(a)	From the Effective Date to December 31, 1993: An Employee shall become a Member on the first day of the month following or coincident with completion of two years of Continuous Service.

(b)	On or after January 1, 1994: A non-temporary Employee shall become a Member on the first day of the month following or coincident with completion of 12 months of Continuous Service. A temporary Employee who has completed two years of Continuous Service and either:

(i)	worked at least 700 hours with a Participating Employer in each of the two preceding calendar years; or

(ii)	earned at least 35% of the YMPE with a Participating Employer in each of the two preceding calendar years;

shall be eligible to become a Member.

Notwithstanding the foregoing, the Company may, in its sole discretion, waive the foregoing eligibility requirements.

3.03	Not a Contract of Employment

Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of a Participating Employer or to interfere with the rights of a Participating Employer to discharge or lay off any Employee at any time and to treat such Employee without regard to the effect which such treatment might have under the Plan upon such Employee.

3.04	Enrolment

Upon joining the Plan, the Employee shall complete and sign an enrolment form prescribed by the Administrator.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

3.05	No Discontinuance of Membership

While an Employee, a Member may not terminate, suspend or withdraw from participation in the Plan.

ARTICLE 4—SERVICE

4.01	Continuous Service

(a)	“Continuous Service” means the period of uninterrupted employment of a Member with a Related Employer, beginning with the date on which the Member was last hired by a Related Employer or any predecessor entity acquired by a Related Employer and ending on the earliest of:

(i)	the Member’s no longer being employed by any Related Employer;

(ii)	the Member’s death;

(iii)	the Member’s Retirement Date;

(iv)	the discontinuance of the Plan without immediate substitution of a successor registered pension plan;

(v)	failure to return to active service with a Related Employer in accordance with the terms of the sick leave or leave of absence after a period of authorized sick leave or approved leave of absence; and

(vi)	failure to return to active service with a Related Employer during the period authorized by the Company when recalled after a period of layoff.

(b)	The following shall not constitute an interruption of employment:

(i)	leave of absence duly authorized by a Related Employer, including, but not restricted to, leave on account of sickness, accident, jury duty, regular vacation, sabbatical or educational purposes, disability, maternity or parenting;

(ii)	any suspension of employment that lasts less than two years and is expected to be temporary in nature or any period of lay-off, provided that the Member does not elect to receive benefits in accordance with Article 9 or Article 12; and

(iii)	in the event of a national emergency, the Member’s joining the Canadian armed forces or engaging full-time in national service work for Canada.

To the extent that periods are included in Credited Service by virtue of paragraph 4.03(c), such periods shall also be included in Continuous Service.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

4.02	Credited Service

“Credited Service” with respect to a Member means the sum of his Credited Past Service and Credited Future Service, where:

(a)	“Credited Past Service” means, for the period prior to the Effective Date, the number of years (including months as fractions thereof) of Continuous Service of the Member as specified in Appendix A; and

(b)	“Credited Future Service” means the number of years (including months as fractions thereof) of:

(i)	Continuous Service after the Effective Date but prior to January 1, 1995 during which the Member participates in the Plan or was a Disabled Member pursuant to the provisions of Section 14.01; and

(ii)	Continuous Service on or after January 1, 1995 for which the Member makes Required Contributions under the Plan.

4.03	Exclusions, Inclusions and Adjustments of Credited Service

Notwithstanding Section 4.02, Credited Service is subject to the following exclusions, inclusions and adjustments:

(a)	Adjustments for Less-Than-Full-Time Work

For the purposes of computing Credited Service based on part-time employment, only such employment since January 1, 1988 shall be included and such Credited Service shall be equal to Credited Service otherwise determined for a Member working on a full-time basis in a comparable position.

(b)	Exclusions from Credited Service

Credited Service shall exclude:

(i)	any period of active membership of a Member in a registered pension plan of a Related Employer other than the Plan and the Prior Plan for which a benefit is accrued and during which the Member did not participate under the Plan;

(ii)	any period of leave of absence or military service as described in subparagraphs 4.01(b)(i) and 4.01(b)(iii) during which such Member is not receiving either Earnings or income under a Participating Employer’s disability income plan, unless such period is specifically included in Credited Service under paragraph (c); and

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

(iii)	any period of temporary suspension of employment as described in subparagraph 4.01(b)(ii).

(c)	Special Inclusions in Credited Service

Credited Service shall include:

(i)	at the sole discretion of the Company and on a current service basis only, any period following a period of employment in Canada, during which the Member received no Earnings from a Participating Employer and throughout which the Member was employed by a foreign associate or affiliate of a Participating Employer, subject to a maximum of three years and subject to any other requirements under Revenue Rules;

(ii)	the first six months of sick leave or lay-off as described in subparagraph 4.01(b)(i) and 4.01(b)(ii);

(iii)	any period of leave prior to January 1, 1995, other than a period included under subparagraph (ii) during which:

(A)	the Member has no Earnings; and

(B)	any legislation applicable to the Member requires that the Member continue to accrue benefits during such leave;

(iv)	any period of leave on or after January 1, 1995, other than a period included under subparagraph (ii), during which:

(A)	the Member has no Earnings;

(B)	any legislation applicable to the Member requires that the Member be permitted to make contributions to the Plan that would have been required had the Member been active at work during such period; and

(C)	the Member elects to make such Required Contributions in accordance with Section 5.02.

For each period included in Credited Service as a result of subparagraphs (ii), (iii) and (iv), the monthly number of hours worked by the Member during such period is deemed to equal the monthly average of the hours worked by the Member during the three months preceding such period.

In no event, however, shall the total periods of Credited Service included under subparagraphs (ii), (iii) and (iv) in respect of a Member, excluding those throughout which the Member suffers a physical or mental impairment, as certified in writing by a qualified medical doctor, that prevents the Member from performing the duties of employment in which the Member was engaged before the commencement of the impairment, exceed the sum of:

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

(v)	five years; and

(vi)	the periods of parenting, as defined in Revenue Rules, subject to a maximum of 36 months of such periods of parenting and a maximum of 12 months for any one period of parenting.

4.04	Transfer of Employment

(a)	If a Member is transferred within a Participating Employer or to another Participating Employer to a category of employment such that the Member ceases to be an Employee for the purposes of the Plan or is transferred to any Related Employer which does not itself participate in the Plan:

(i)	this transfer shall not constitute a termination of employment for the purposes of Section 4.05 and Article 12;

(ii)	the Member’s Continuous Service shall include all periods of uninterrupted employment of the Member with a Related Employer; and

(iii)	the Member’s Credited Service shall exclude those periods of his employment with a Related Employer while the Member was not an Employee.

(b)	The transfer of a Member from one Participating Employer to another Participating Employer such that the Member still remains an Employee for the purposes of the Plan shall not constitute a termination of employment for the purposes of Article 12 and such person will continue to be a Member of the Plan and to accrue Continuous Service and Credited Service without interruption.

4.05	Re-Employment

(a)	In the event that an Employee terminates employment with a Participating Employer other than by retirement and is subsequently re-employed with a Participating Employer, his periods of Continuous Service shall be treated separately, and the second period shall be considered to start from the date of said subsequent re-employment for the purposes of the Plan.

(b)	In the event that an Employee retires on a Retirement Date and is subsequently re-employed with a Participating Employer prior to Normal Retirement Date, the Employee’s retirement income shall cease and such Employee shall accrue additional Continuous Service and Credited Service as if the two periods of service had been contiguous.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

(c)	In the event that an Employee retires on a Retirement Date and is subsequently re-employed with a Participating Employer on or after Normal Retirement Date, the Employee shall continue to receive his retirement income and shall not accrue further Continuous Service or Credited Service.

ARTICLE 5—REQUIRED CONTRIBUTIONS

5.01	Required Contributions

(a)	In each calendar month or portion thereof after December 31, 1994, a Member shall be required to contribute to the Plan, by regular payroll deduction, an amount determined as follows:

(i)	$44.00 from January 1, 1995 to December 31, 1995;

(ii)	$88.00 from January 1, 1996 to January 6, 1998;

(iii)	$93.00 from January 7, 1998 to December 31, 1998;

(iv)	$96.00 from January 1, 1999 to August 31, 1999;

(v)	$98.00 from September 1, 1999.

(b)	Such Required Contributions shall cease upon the earliest of:

(i)	the Member’s transfer to a category of employment where the Member ceases to be an Employee;

(ii)	the Member’s termination of employment;

(iii)	the Member’s Retirement Date;

(iv)	the Member’s death;

(v)	the date of discontinuance of the Plan; or

(vi)	such other date as is provided for in Section 5.03.

(c)	In no event, however, shall a Member’s Required Contributions in any calendar year exceed the lesser of:

(i)	9% of Earnings; and

(ii)	the sum of:

(A)	70% of the Member’s pension credit under the Plan for the calendar year, as determined under Revenue Rules; and

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

(B)	$1,000.

(d)	All Required Contributions shall be paid into the Fund within the time limits specified in Applicable Pension Laws.

5.02	Required Contributions during Leave of Absence

A Member who is on a period of leave during which the Member does not have Earnings and where legislation applicable to the Member requires that the Member be permitted to make Required Contributions to the Plan during such period, may elect to make the Required Contributions that he would have been required to make had he been in active employment during such period.

5.03	Non-Contributing Members

A Member shall not contribute to the Plan if the Member is disabled or does not receive Earnings while on lay-off or other leave of absence, unless the Member elects to make Required Contributions in accordance with Section 5.02. Upon the Member returning to work after a period of lay-off, leave of absence or disability, Required Contributions shall resume immediately.

ARTICLE 6—INTEREST CREDITS

6.01	Compounding

Interest shall commence to accrue to Transferred Amounts from the first day of the month following the date on which such amounts are paid into the Plan. Subject to Applicable Pension Laws, Interest shall be credited to Required Contributions made during the calendar year based upon one-half of the period for which the Member made Required Contributions. Interest shall be compounded annually at the end of each Plan Year, with proportionate Interest up to the first day of the month in which the payment falls due or up to the Member’s Retirement Date, whichever shall first occur.

6.02	Rate of Interest—Full Year

The annual rate of Interest credited to accumulated Required Contributions at the end of each Plan Year shall be the calendar year average of the yields of five year personal fixed term chartered bank deposit rates published monthly in the Bank of Canada Review as CANSIM series B14045 for the Plan Year, or such higher rate as may be required under Applicable Pension Laws.

6.03	Rate of Interest—Partial Year

The annualized rate of Interest credited to accumulated Required Contributions for the partial year in which Interest accrual ceases in accordance with Section 6.01 shall be at the rate specified in Section 6.02 for the preceding Plan Year, adjusted on a pro rata basis to reflect the completed months in the calendar year up to the date on which Interest accrual ceases.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

6.04	Rate of Interest—Transferred Amounts

The annual rate of Interest credited to Transferred Amounts shall be the rate of return attributable to that part of the Fund to which the amounts are transferred as determined by the Funding Agency.

ARTICLE 7—RETIREMENT DATES

7.01	Normal Retirement

The Normal Retirement Date of a Member is the first day of the month next following or coincident with the day the Member attains age 65.

7.02	Early Retirement

A Member may retire on an Early Retirement Date which shall be the first day of any month following or coincident with the Member having both attained age 55 and completed 2 years of Continuous Service as a Member.

7.03	Postponed Retirement

If the Member continues in the employ of a Participating Employer beyond Normal Retirement Date, the Member shall retire, or be deemed to have retired for the purposes of the Plan, not later than the first day of December of the calendar year during which the Member attains Maximum Retirement Age. The date of the Member’s actual or deemed retirement in accordance with this paragraph shall be the Postponed Retirement Date.

ARTICLE 8—RETIREMENT INCOME FORMULAE

The formulae shown in this Article are used in the calculation of the retirement income in respect of a Member, and the amount derived therefrom is the basis on which the actual amount of retirement income will be determined in accordance with the applicable provisions of the Plan. The amount of annual retirement income will be determined as of a Member’s Date of Determination.

8.01	Plan Formula

The Plan Formula shall be the sum of (a), (b) and (c), where:

(a)	is the retirement income accrued under the terms of the Prior Plan as summarized in Appendix A;

(b)	is equal to (i) multiplied by (ii), where:

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

(i)	is the lesser of :

(A)	Credited Future Service prior to January 1, 1994; and

(B)	40 years minus Credited Past Service;

(ii)	is equal to (A) minus (B), where:

(A)	is 1.5% of Final Average Earnings; and

(B)	is 0.4% of the lesser of Final Average Earnings and the YMPE Average;

(c)	is Credited Future Service after December 31, 1993, multiplied by 12 times the applicable benefit rate based on the Date of Determination and determined in accordance with the following table:

Date of Determination	Benefit Rate
From January 1, 1994 to January 6, 1997	$40.00
From January 7, 1997 to January 6, 1998	$41.00
From January 7, 1998 to December 31, 1998	$43.00
From January 1, 1999	$45.00

8.02	Maximum Formula

The Maximum Formula shall be the product of (a) and (b), where:

(a)	is the lesser of $1,722.22 and 2% of the average of the best consecutive three years’ remuneration of the Member; and

(b)	is the sum of (i) and (ii), where:

(i)	is the lesser of 35 years and the Member’s Credited Service prior to January 1, 1990;

(ii)	is the Member’s Credited Service after December 31, 1989.

8.03	Plan Benefit

The Plan Benefit is the lesser of the Plan Formula and the Maximum Formula.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

ARTICLE 9—AMOUNT OF RETIREMENT INCOME

9.01	Normal Retirement

A Member who retires at Normal Retirement Date shall receive an amount of retirement income commencing from the Member’s Normal Retirement Date and equal to the Plan Benefit determined using the Member’s Normal Retirement Date as the Date of Determination.

9.02	Early Retirement

(a)	For the purposes of this Section and Section 9.03, “Pension Commencement Date” means the Member’s Early Retirement Date, except, where the Member retires on an Early Retirement Date and elects to postpone the commencement of his retirement income to the first day of any month from the Early Retirement Date to Normal Retirement Date, in which case “Pension Commencement Date” means the date on which the Member elects to start receiving his retirement income.

(b)	A Member who is accruing Continuous Service and who retires on an Early Retirement Date shall receive an amount of retirement income commencing from the Member’s Pension Commencement Date determined as the lesser of (i) and (ii), where:

(i)	is the Plan Formula computed using the Member’s Early Retirement Date as the Date of Determination, multiplied by the following early retirement factors applied to the corresponding portions of the Plan Formula:

(A)	for the portion of the Plan Formula described in paragraphs 8.01(a) and 8.01(b), the early retirement factor shall be equal to 100% less five-twelfths of one percent for each month in excess of 36 months by which the Member’s Pension Commencement Date precedes his Normal Retirement Date;

(B)	for the portion of the Plan Formula described in paragraph 8.01(c), the early retirement factor shall be equal to 100% less one-quarter of one percent for each month in excess of 60 months by which the Member’s Pension Commencement Date precedes his Normal Retirement Date;

(ii)	is the Maximum Formula computed using the Member’s Early Retirement Date as the Date of Determination and multiplied by the applicable early retirement factor based on the Pension Commencement Date, and determined in accordance with paragraph (c).

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

(c)	The early retirement factor referred to in subparagraph (b)(ii) shall be 100% less 0.25% for each month, if any, by which the Pension Commencement Date precedes the earliest of:

(i)	the date the Member attains age 60;

(ii)	the date the Member completed, or would have completed had the Member continued in employment after his Early Retirement Date, 30 years of Continuous Service; and

(iii)	the date on which the aggregate of the Member’s age and Continuous Service is, or would have been had the Member continued in employment after his Early Retirement Date, equal to 80 years.

9.03	Bridge Benefit

(a)	In addition to the retirement income specified in Section 9.02, the Member who retires on his Early Retirement Date while accruing Continuous Service will receive a monthly temporary retirement income payable from Pension Commencement Date to the end of the month preceding the earliest of his Normal Retirement Date and the date of his death. This monthly retirement income is equal to one-twelfth of the sum of (i) and (ii), where:

(i)	is $75.00 multiplied by the Member’s Credited Service prior to January 1, 1994; and

(ii)	is $144.00 multiplied by the lesser of 30 years and the Member’s Credited Service after December 31, 1993.

(b)	The monthly temporary retirement income payable under paragraph (a) at Pension Commencement Date shall not exceed the product of (i) and (ii), where:

(i)	is equal to the sum of:

(A)	the maximum monthly pension benefit payable under the Old Age Security Act as at Pension Commencement Date; and

(B)	the maximum monthly pension benefit payable under the Canada Pension Plan as at Pension Commencement Date to a person commencing to receive such pension benefit at age 65, multiplied by the ratio, not to exceed one, that the total of the Member’s remuneration for the three calendar years in which the remuneration is the highest bears to the total of the YMPE for those three years;

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

(ii)	is equal to the sum of:

(A)	the ratio that the Member’s Credited Service prior to January 1, 1992 bears to his total Credited Service; and

(B)	the product of:

•	the ratio that the Member’s Credited Service after December 31, 1991 bears to his total Credited Service;

•	the ratio that the lesser of 10 and the Member’s Credited Service bears to 10; and

•	100% less one-quarter of one percent for each month, if any, by which Pension Commencement Date precedes the date the Member will attain age 60.

(c)	Notwithstanding the foregoing provisions of this Section, the annual rate of that portion of the retirement income payable to the Member at Pension Commencement Date which is in respect of Credited Service after December 31, 1991 under the foregoing provisions of this Section and Section 9.02 shall not exceed the sum of (i) and (ii), where:

(i)	is equal to the product of $1,722.22 and Credited Service after December 31, 1991;

(ii)	is equal to the product of (A) and (B) as follows:

(A)	25% of the average of the YMPE for the calendar year in which the retirement income commences to be paid and the two preceding calendar years, divided by 35;

(B)	the lesser of 35 and the Member’s Credited Service after December 31, 1991.

9.04	Postponed Retirement

A Member retiring on a Postponed Retirement Date shall receive an amount of retirement income commencing from the Member’s Postponed Retirement Date and equal to the Plan Benefit determined using the Member’s Postponed Retirement Date as the Date of Determination. In no event shall the amount of postponed retirement income be less than the sum of:

(a)	the Actuarial Equivalent of the retirement income the Member would have received in respect of his Credited Service prior to January 1, 1994 had he retired on his Normal Retirement Date; and

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

(b)	the retirement income the Member would have received in respect of his Credited Service after December 31, 1993 had he retired on his Normal Retirement Date, increased by one-third of one percent for each complete calendar month by which his Postponed Retirement Date is after his Normal Retirement Date.

9.05	Retirement Benefits From Excess Required Contributions

A Member who is eligible to receive benefits in accordance with one of Sections 9.01, 9.02 or 9.04, shall receive a lump sum payment equal to the amount, if any, by which Required Contributions made on or after January 1, 1995, together with Interest, exceed 50% of the lump sum Actuarial Equivalent of any retirement income earned in respect of Credited Service, or Plan amendments made, on or after January 1, 1995.

ARTICLE 10 — PAYMENT OF RETIREMENT BENEFITS

10.01	Normal Form

Subject to Sections 10.02 and 10.03, the normal form of payment of retirement income payable under Article 9 or 12, except any temporary retirement income payable under Section 9.03, shall be an annual retirement income payable in equal monthly instalments for the life of the Member with the last payment due on the first day of the month in which the death of the Member occurs and with the following applicable guarantee:

(a)	for retirement income payable in respect of Credited Service prior to January 1, 1994: if the Member dies before 60 payments are made, the remaining payments shall be paid to the Member’s Beneficiary;

(b)	for retirement income payable in respect of Credited Service after December 31, 1993: if the Member dies prior to receiving aggregate retirement income payments at least equal to his Required Contributions made after December 31, 1993 with Interest to his date of death, any such shortfall shall be paid in the form of a lump sum payment to the Member’s Beneficiary.

10.02	Spousal Pension

Subject to Section 10.03, the following shall apply to a Member who has a Spouse on the date on which payment of the first instalment of the retirement income is due.

(a)

The retirement income payable under Article 9 or 12 in respect of Credited Service prior to January 1, 1994, except any temporary retirement income payable under Section 9.03, shall be payable in equal monthly instalments for the life of the Member with the last payment due to the Member on the first day of the month in which the death of the Member occurs and 75% of this retirement income continuing to be paid to the Member’s Spouse commencing on the first day of the month following the month in which the death of the Member occurs and ending on the first day of the month in which the death of the Member’s

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

Spouse occurs. The benefit payable under this paragraph shall be the Actuarial Equivalent of the portion of retirement income in respect of Credited Service prior to January 1, 1994, except any temporary retirement income payable under Section 9.03, that would have been payable under the form specified in Section 10.01.

(b)	The retirement income payable under Article 9 or 12 in respect of Credited Service after December 31, 1993, except any temporary retirement income payable under Section 9.03, shall be payable in the following form:

(i)	to the Member, 90% of the retirement income in equal monthly instalments for the life of the Member with the last payment due to the Member on the first day of the month in which the death of the Member occurs;

(ii)	to the Member’s Spouse, 60% of the retirement income payable to the Member under subparagraph (i), with monthly payments commencing on the first day of the month following the month in which the death of the Member occurs and ending on the first day of the month in which the death of the Member’s Spouse occurs.

The benefit payable under this paragraph (b) shall not be less than the Actuarial Equivalent of the portion of retirement income in respect of Credited Service after December 31, 1993, except any temporary retirement income payable under Section 9.03, that would have been payable under the form specified in Section 10.01.

Notwithstanding the foregoing, the Member may deliver to the Administrator, within the 12 month period immediately preceding the date upon which payment of the first instalment of the benefit commences, a consent signed by the Member’s Spouse in the written form prescribed by the Administrator and, as required under Applicable Pension Laws, permitting the benefit to be paid in the normal form as described in Section 10.01.

10.03	Election of Optional Form

(a)	In lieu of the annuity prescribed by Sections 10.01 and 10.02, a Member may, in the written form prescribed by and filed with the Administrator within the 90 day period immediately preceding payment of the first instalment of the benefit, elect to receive the retirement income payable under Article 9 or 12 in the form of a life annuity, the annual amount of which is increased or decreased by reason of a variation in the terms of payment. Such annuity shall be payable in one of the forms specified in paragraphs (d), (e) and (f). The benefit payable under this Section shall be the Actuarial Equivalent of the benefit payable under Section 10.01.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

(b)	If a Member makes an election under paragraph (a), it shall be subject to the following conditions:

(i)	A Member who, at the date the first instalment is due, has a Spouse who has not waived, in prescribed form, the right to a contingent pension shall receive any retirement income in the form of a monthly pension payable during the Member’s lifetime with a portion of such pension payable upon the Member’s death to the Member’s surviving Spouse for the remainder of the Spouse’s lifetime. The portion of the Member’s retirement income continuing to be paid to the Member’s Spouse after the Member’s death shall be 60% or such higher percentage that the Member elects in accordance with this Section.

(ii)	A Member who has a Spouse must make an election in accordance with subparagraph (i) unless the Member delivers to the Administrator, within the 12 month period immediately preceding the date upon which payment of the first instalment of the benefit commences, a consent signed by the Member’s Spouse in the written form prescribed by the Administrator and as required under Applicable Pension Laws.

(iii)	A Spouse who has waived the right to a contingent pension in accordance with subparagraph (ii) may revoke such a waiver, provided the Administrator is notified thereof in writing prior to the date the first instalment is due to the Member.

(c)	An election to receive an optional form of retirement income under this Section may be revoked or changed provided that either:

(i)	written notice of such revocation or change is received from the Member by the Administrator at least 30 days prior to payment of the first instalment of the benefit; or

(ii)	the Spouse under a contingent annuitant option has died prior to payment of the first instalment of the benefit.

(d)	Life Annuity—Guaranteed Term

The retirement income is in the form of an annual retirement income payable in equal monthly instalments for the life of the Member with the last payment due on the first day of the month in which the death of the Member occurs and with a guarantee that if the Member dies before 120 or 180 payments are made, as elected by the Member, the remaining payments shall be paid to the Member’s Beneficiary.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

(e)	Life Annuity Continuing to Spouse

The retirement income is in the form of an annual retirement income payable in equal monthly instalments for the life of the Member with the last payment due to the Member on the first day of the month in which the death of the Member occurs and 60%, 66 2/3%, 75% or 100% of this retirement income, as elected by the Member, continuing to be paid to the Member’s Spouse commencing on the first day of the month following the month in which the death of the Member occurs and ending on the first day of the month in which the death of the Member’s Spouse occurs.

(f)	Other Options

In lieu of any other form of retirement income specified in this Article, a Member may elect any other optional form that is acceptable under Revenue Rules and Applicable Pension Laws and that may be approved and made available by the Company from time to time.

10.04	Ad Hoc Increases

In its sole discretion, the Company may amend the Plan to provide ad hoc increases to the amounts of retirement income being paid to Members and joint annuitants.

10.05	Maximum Payment Amount

Notwithstanding Section 10.04, in no event shall:

(a)	the amount of retirement income paid to the Member in respect of retirement income payable under Article 9 or 12, except any temporary retirement income payable under Section 9.03, exceed such portion of retirement income in the year of commencement, adjusted from that time to reflect increases in the Consumer Price Index as published by Statistics Canada; and

(b)	the amount of retirement income paid to the Member in respect of any temporary retirement income payable under Section 9.03, exceed such portion of retirement income in the year of commencement, adjusted from that time to reflect increases in the Consumer Price Index as published by Statistics Canada.

The above paragraph shall also apply to any portion of retirement income continuing to the Member’s joint annuitant or Beneficiary after the Member’s death.

10.06	Non-Commutability of Annuities

Subject to Articles 11, 12 and 15, an annuity required to be paid under the terms of the Plan shall not be surrendered, or commuted and paid in a lump sum. Notwithstanding the foregoing, an annuity required to be paid under the Plan may be commuted and paid in a lump sum at the discretion of the Administrator if the annual retirement income that

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

would be payable to the Member at Normal Retirement Date is not more than 2% of the YMPE as at the Date of Determination. The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

ARTICLE 11—DEATH BENEFITS

11.01	Death Benefits Prior to Retirement Date

(a)	If a Member who is accruing Continuous Service dies prior to Normal Retirement Date, the Member’s Spouse, or if no Spouse exists, the Member’s Beneficiary shall receive the following benefit:

(i)	the lump sum Actuarial Equivalent of the retirement income that the Member would have been eligible to receive in accordance with Section 9.02 or Article 12, as applicable, in respect of Credited Service, or Plan amendments made, on and after January 1, 1987, had the Member retired or terminated employment on the date of death; and

(ii)	the amount by which the Member’s Required Contributions made on or after January 1, 1995, together with Interest, exceed 50% of the lump sum Actuarial Equivalent of the retirement income that the Member would have been eligible to receive in accordance with Section 9.02 or Article 12, as applicable, in respect of Credited Service, or Plan amendments made, on and after January 1, 1995, had the Member retired or terminated employment on the date of death.

Any benefit payable to a Spouse shall be paid, at the Spouse’s option, as a lump sum or, on an Actuarial Equivalent basis, as an immediate retirement income or a deferred retirement income commencing on or after the Spouse’s attainment of age 55, but not after the Spouse’s attainment of age 65. Any benefit payable to a Beneficiary shall be paid as a lump sum.

(b)	In lieu of the provisions of paragraph (a), the following provisions shall apply to the benefit in respect of Credited Service prior to January 1, 1994 if a Member who is accruing Continuous Service and who has a Spouse dies after attaining age 55 and completing 15 years of Continuous Service and prior to Normal Retirement Date.

(i)	The Member’s Spouse shall receive an immediate retirement income. The amount of such retirement income shall be equal to the Plan Benefit determined as if the Member retired on the first day of the month coincident with or immediately preceding the date of death and further adjusted in accordance with Section 8.03 of the Plan provisions in force on December 31, 1993 as if the Member had elected a 50% continuance to the Spouse after the death of the Member.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

(ii)	In lieu of this immediate retirement income, the Spouse may elect to receive the death benefits payable under paragraph (a) hereof.

(iii)	If, on an Actuarial Equivalent basis, the value of this immediate retirement income is less than the value of the benefit payable under paragraph (a), the Spouse shall receive the benefit payable under paragraph (a) in lieu of this immediate retirement income.

11.02	Death Benefits After Normal Retirement Date and Before Postponed Retirement Date

If a Member who is accruing Continuous Service dies on or after Normal Retirement Date, but before Postponed Retirement Date, the Spouse or, if there is no Spouse, the Beneficiary shall receive the benefits specified in Section 11.01 with the reference to Section 9.02 changed to Section 9.04.

11.03	Death Benefits for Terminated Employees

If a Member has ceased to accrue Continuous Service and has an entitlement to retirement income benefits in accordance with Article 12, and if the death of such Member occurs prior to the commencement of such retirement income, there shall be paid to the Member’s Spouse, or if there is no Spouse, the Beneficiary the benefit determined in accordance with paragraph 11.01(a), with the reference to Section 9.02 deleted, to the extent not previously refunded or transferred.

11.04	Death Benefits After Retirement Date

(a)	If the death of a Member occurs after the payment of his retirement income under Article 9 or 12 has commenced, there shall be paid to the Spouse or Beneficiary any benefits due in accordance with the retirement income option elected by the Member under Article 10. In the case of a Member who did not elect, and was not deemed to have elected, an optional form of retirement income, payment shall be made to the Member’s Beneficiary in accordance with Section 10.01.

(b)	If the death of a Member occurs after his Early Retirement Date but before Pension Commencement Date as defined in Section 9.02, there shall be paid the benefits determined in accordance with Section 11.01.

11.05	Commutation of Death Benefits

(a)	The amount of retirement income payable to a Member’s Beneficiary under a guarantee option may, if so requested by the Beneficiary, be paid in a lump sum that is the Actuarial Equivalent of the remaining retirement income payments under the guarantee option.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

(b)	The amount of retirement income payable to a Member’s estate under a guarantee option shall be paid in a lump sum that is the Actuarial Equivalent of the remaining retirement income payments under the guarantee option.

11.06	Beneficiary Designation

A Member shall designate in writing a Beneficiary to receive any benefits that are payable under the Plan to a Beneficiary upon the death of such Member and may change such designation from time to time. Such designation or change must be in accordance with any law applicable to the Member and shall be in such form and executed in such manner as the Administrator may, from time to time, determine. Any designation or change must be filed with the Administrator. Benefits payable as a result of the death of the Member shall be paid in accordance with the most recent designation filed by the Member with the Administrator and, in the absence of an effective designation of a Beneficiary, the Administrator shall instruct the Funding Agency to make payment of any death benefits payable to the Beneficiary under the Plan to the estate of the Member and any such payment shall completely discharge all liability with respect to the amount paid. Any Beneficiary designations in respect of a benefit payable under the Prior Plan that are on record with the Administrator shall remain in effect for the purposes of the Plan until the Member changes such designation.

ARTICLE 12—TERMINATION OF EMPLOYMENT

12.01	Not Vested

A Member whose employment with a Participating Employer is terminated prior to the completion of two years of Continuous Service as a Member, for any reason other than death or retirement, shall receive a lump sum payment equal to the Member’s Required Contributions with Interest.

12.02	Vested

A Member whose employment with a Participating Employer is terminated after the completion of two years of Continuous Service as a Member, for any reason other than death or retirement, shall receive benefits as follows:

(a)	the retirement income equal to the Plan Benefit determined using the Member’s date of termination of employment as the Date of Determination, payable in accordance with Article 10 and commencing at Normal Retirement Date; and

(b)	the amount by which the Member’s Required Contributions made on or after January 1, 1995, together with Interest, exceed 50% of the lump sum Actuarial Equivalent of any entitlement under paragraph (a) in respect of Credited Service, or Plan amendments made, on and after January 1, 1995.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

12.03	Commutation of Deferred Retirement Income

A Member who is entitled to an amount of deferred retirement income may elect to receive a lump sum that is the Actuarial Equivalent of 25% of the deferred retirement income in respect of Credited Service prior to January 1, 1987, excluding the portion relating to Plan amendments made on or after January 1, 1987. In addition, a Member who makes such an election shall be entitled to receive an amount of deferred retirement income equal to 75% of the deferred retirement income in respect of Credited Service prior to January 1, 1987, excluding the portion relating to Plan amendments made on or after January 1, 1987, plus 100% of the deferred retirement income in respect of Credited Service, or Plan amendments made, on and after January 1, 1987.

12.04	Earlier Payment of Vested Pension

A Member who is entitled to an amount of retirement income commencing at Normal Retirement Date under this Article may elect to receive such retirement income commencing within 10 years of the Member’s Normal Retirement Date, reduced to the lesser of (a) and (b) as follows:

(a)	the sum of:

(i)	the Actuarial Equivalent of the retirement income otherwise payable at Normal Retirement Date in respect of Credited Service prior to January 1, 1994; and

(ii)	the retirement income otherwise payable at Normal Retirement Date in respect of Credited Service after December 31, 1993 multiplied by the applicable early retirement factor in accordance with subparagraph 9.02(b)(i)(B) using the date on which retirement income commences as the Pension Commencement Date;

(b)	the retirement income which would have commenced at Normal Retirement Date multiplied by the applicable early retirement factor in accordance with paragraph 9.02(c), with the references to Early Retirement Date changed to date of termination of employment.

ARTICLE 13—REDUNDANCY PENSION

13.01	Eligibility for Redundancy Pension

A Member whose employment is terminated by the Company because of the termination of his employment duties, who on his date of termination shall have attained his 55th birthday and completed 20 or more years of Continuous Service, who shall not be entitled to receive a normal retirement pension or a postponed retirement pension, who has elected not to receive an early retirement pension and who shall not be entitled to receive any severance pay benefits in respect of such termination of employment under any

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

collective agreement or any severance pay policy of the Company or, if he is entitled to receive such severance pay benefits, shall have waived any claim which he may have thereto, may elect to receive a Redundancy Pension by making written application therefore to the Company in such form and in such manner as the Company may prescribe.

13.02	Redundancy Pension

A Redundancy Pension is a monthly pension commencing on the “Redundancy Commencement Date”, such date being the earlier of:

(a)	the first day of the month that the Member selects for commencement of his Redundancy Pension; and

(b)	the Member’s Normal Retirement Date;

and payable in accordance with Article 10.

13.03	Amount of Redundancy Pension

The Redundancy Pension shall be equal to the lesser of (a) and (b), where:

(a)	is the sum of:

(i)	the Plan Formula in respect of Credited Service prior to January 1, 1994 computed using the Member’s Redundancy Commencement Date as the Date of Determination and based on Credited Service prior to January 1, 1994 adjusted in accordance with this paragraph 13.03(a); for the purpose of the calculation, if the Redundancy Pension commences prior to the Member’s 60th birthday, the Member’s Credited Service prior to January 1, 1994 (as otherwise determined) shall be reduced by one-half of a year of Credited Service for each complete year by which the Redundancy Commencement Date precedes the Member’s 60th birthday; and

(ii)	the Plan Formula in respect of Credited Service after December 31, 1993 computed using the Member’s date of termination of employment as the Date of Determination and multiplied by the applicable early retirement factor determined in accordance with subparagraph 9.02(b)(i)(B) using the Member’s Redundancy Commencement Date as the Pension Commencement Date;

(b)	is the Maximum Formula computed using the Member’s Redundancy Commencement Date as the Date of Determination and multiplied by the applicable early retirement factor based on the Redundancy Commencement Date, in accordance with paragraph (c).

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

(c)	The early retirement factor referred to in paragraph (b) shall be 100% less 0.25% for each month, if any, by which Redundancy Commencement Date precedes the earliest of:

(i)	the date the Member attains age 60;

(ii)	the date the Member completed, or would have completed had the Member continued in employment after his Redundancy Commencement Date, 30 years of Continuous Service; and

(iii)	the date on which the aggregate of the Member’s age and Continuous Service is, or would have been had the Member continued in employment after his Redundancy Commencement Date, equal to 80 years.

ARTICLE 14—DISABILITY

14.01	Disability Criteria

A Member who sustains a Total and Permanent Disability shall be deemed to be a “Disabled Member” for the purposes of the Plan.

The disability of the Member shall be deemed to cease on the earlier of the date on which the Member ceases to qualify as disabled in accordance with the above requirements and the Normal Retirement Date.

14.02	Disability Benefits

During the continuance of disability of a Disabled Member pursuant to Section 14.01, for the purposes of the Plan:

(a)	Earnings shall be deemed to be equivalent to the Member’s annualized rate of Earnings in effect immediately prior to becoming disabled;

(b)	the YMPE shall be deemed to be equivalent to the YMPE in effect immediately prior to the Member becoming disabled;

(c)	Continuous Service shall continue to accrue in full;

(d)	until December 31, 1994, Credited Service shall continue to accrue at the rate in effect immediately prior to the Member becoming disabled; and

(e)	with respect to the period after December 31, 1994 for which the Member elects to make Required Contributions in accordance with Article 5, he shall continue to accrue Credited Service in full.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

14.03	Recovery

Should a Member cease to be disabled, and provided the Member is eligible, the Member may elect to retire. If the Member is not eligible or does not elect to retire and if the Member does not return to active employment with a Participating Employer, the Member shall be deemed to terminate employment in accordance with Article 12 on the date the Member ceases to be disabled.

ARTICLE 15—TRANSFERS

15.01	Transfer from Registered Plan of Previous Employer

(a)	Where a Reciprocal Agreement exists between the Company and a previous employer, the Administrator will accept deposits into the Fund to the credit of an Employee by way of transfer from the previous employer’s registered pension plan or deferred profit sharing plan. Amounts so transferred will be accepted in accordance with the terms of the Reciprocal Agreement.

(b)	Where no Reciprocal Agreement exists, such amounts may be transferred into the Fund at the sole discretion of the Company. Amounts so transferred shall be separately accounted and applied as elected by the Member under administrative arrangements made by the Administrator, including any arrangements between the Administrator and a Funding Agency. Such arrangements will include allocations of interest based on the return of the Fund. The Transferred Amounts shall only be applied toward the provision of benefits on a money purchase basis upon the Member ceasing to accrue Continuous Service. Thereupon the Member or, after death in the absence of an election, the Beneficiary, shall receive the Transferred Amounts in accordance with Applicable Pension Laws and Revenue Rules.

15.02	Transfer to Other Registered Plan

(a)	Subject to Applicable Pension Laws, if a Reciprocal Agreement exists between the Company and a subsequent employer of a Member, transfer payments may be made into the fund of the subsequent employer’s registered pension plan. The amount of such transfer shall be determined in accordance with the Reciprocal Agreement.

(b)	A Member whose employment with a Participating Employer is terminated more than 10 years prior to Normal Retirement Date, for any reason other than death or retirement, and who is entitled to an amount of deferred retirement income, may direct that the lump sum Actuarial Equivalent of his benefit be transferred to:

(i)	another registered pension plan;

(ii)	an insurance company for the purchase of a life annuity contract; or

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

(iii)	such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules, subject to any approval by the Member’s Spouse that is required by Applicable Pension Laws;

as designated by the Member; provided, however, that the administrator of such plan or vehicle agrees in writing to administer such transferred benefit within the conditions of Applicable Pension Laws. The Member may elect to make such a transfer:

(iv)	upon termination of employment with a Participating Employer;

(v)	at any other date as may be specified in Applicable Pension Laws; and

(vi)	at any other date as may be authorized by the Administrator.

15.03	Transfer of Spouse Benefits

A Spouse who is entitled to a retirement income under the Plan upon the death of the Member prior to the commencement of payment of the Member’s retirement income may direct that the lump sum Actuarial Equivalent of the Spouse’s benefit be transferred to a plan or vehicle specified in subparagraphs 15.02(b)(i), 15.02(b)(ii) and 15.02(b)(iii), as designated by the Spouse; provided, however, that the administrator of such plan or vehicle agrees in writing to administer such transferred benefit within the conditions of Applicable Pension Laws. The Spouse may elect to make such a transfer:

(a)	upon the Member’s death;

(b)	at any other date as may be specified in Applicable Pension Laws; and

(c)	at any other date as may be authorized by the Administrator.

15.04	Transfer Options for Cash Settlements

The Member or the Spouse who is entitled to an amount in lump sum form in accordance with Section 10.06, Article 11, Article 12 or Article 17, may elect, in lieu of receiving the amount in a cash settlement, to have this amount:

(a)	paid into another registered pension plan, if this other plan so permits;

(b)	paid into a registered retirement savings plan;

(c)	transferred to an insurance company for the purchase of an immediate annuity or a deferred life annuity commencing not later than December 31 of the calendar year during which the Member or Spouse, as applicable, attains Maximum Retirement Age, in a form acceptable under Revenue Rules; or

(d)	paid into such other registered vehicle as may be approved under Revenue Rules.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

15.05	Limitations on Transfers

(a)	An amount transferred in accordance with Section 15.02, or a cash settlement payable to a Member under Section 10.06 and transferred in accordance with Section 15.04, shall not exceed, if such transfer is not made to a defined benefit provision of a registered pension plan, the greater of the Member’s Required Contributions with Interest and the product of:

(i)	the annual amount of retirement income equal to the Plan Benefit using the Member’s date of termination of employment or Retirement Date, as applicable, as the Date of Determination; and

(ii)	the appropriate factor from the following table:

Attained Age at Date of Calculation	Factor
Under 50	9.0
50	9.4
51	9.6
52	9.8
53	10.0
54	10.2
55	10.4
56	10.6
57	10.8
58	11.0
59	11.3
60	11.5
61	11.7
62	12.0
63	12.2
64	12.4
65	12.4
66	12.0
67	11.7
68	11.3
69	11.0
70	10.6
71	10.3

For non-integral ages lower than 64, the appropriate factor shall be determined on an interpolated basis.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

If the Member retires on a Postponed Retirement Date, the amount under (i) above shall include any actuarial increase to which the Member may be entitled under Section 9.04.

(b)	The amount transferred in accordance with Section 15.03, together with any other amount payable under the Plan upon the death of the Member prior to the commencement of payment of the Member’s retirement income, shall not exceed the lump sum Actuarial Equivalent of the benefits that the Member would have been eligible to receive in accordance with Article 9 or Article 12, as applicable, had the Member retired or terminated employment on the date of death.

(c)	If the amount to be transferred exceeds the maximum transferable amount in accordance with paragraph (a) or (b), as applicable, the excess shall be paid in cash to the Member or Spouse, as applicable.

(d)	The transfers under Sections 15.02, 15.03 and 15.04, excluding any refund of Required Contributions with Interest, shall be subject to any limitations prescribed by Applicable Pension Laws in respect of the transfer of monies from the Fund.

ARTICLE 16—CONTRIBUTIONS AND FUNDING

16.01	Company Contributions

Based upon the amounts estimated by the Actuary and subject to Section 16.02 and any agreement among Participating Employers, each Participating Employer will contribute to the Fund such amounts as are required in accordance with, and within the time limits specified in, Applicable Pension Laws. Subject to Applicable Pension Laws, the liability of a Participating Employer at any time is limited to such contributions as should have theretofore been made by it in accordance with Applicable Pension Laws. Notwithstanding the foregoing, contributions made to the Plan after 1990 by each Participating Employer shall only be made if they are eligible contributions in accordance with Revenue Rules.

16.02	Surplus

At the discretion of the Company and subject to the provisions of Applicable Pension Laws, any surplus determined by the Actuary, or a portion thereof, may be used to determine or to reduce the contributions of Participating Employers under the Plan or may, to the extent allowed and subject to any conditions or approval procedures under Applicable Pension Laws, be returned to the Participating Employers. Subject to any agreement among the Participating Employers, the allocation of surplus among Participating Employers shall be determined by the Company on the advice of the Actuary.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

16.03	Excess Contributions

In the event that a Participating Employer or a Member makes a contribution to the Plan which would cause the Plan’s registration to be revocable under Revenue Rules then, subject to conditions or approval procedures under Applicable Pension Laws, such contribution shall be returned to the Participating Employer or the Member, as applicable.

16.04	Fund

(a)	A Fund shall be established and maintained for the purposes of the Plan under which all contributions and earnings thereon are held to pay the payments specified in the Plan.

(b)	The Company and the Administrator shall be jointly responsible for the selection of a Funding Agency. The Fund (or a portion thereof) shall be maintained and administered by a Funding Agency in accordance with the terms of the Funding Agreement entered into between the Company, the Administrator and such Funding Agency. The Company, the Administrator and the Funding Agency may jointly agree to amend the form and the terms of the Funding Agreement at any time and from time to time. The Company and the Administrator may jointly further appoint an advisor and/or an investment manager to advise in respect of or manage the investment of any portion of the Fund. The Company and the Administrator may jointly replace any Funding Agency, advisor or investment manager so appointed at any time, in accordance with the terms of any applicable agreement or contract.

(c)	The Funding Agreement is ancillary to the Plan and is intended to receive contributions made to the Plan and to give effect to the provisions of the Plan relating to the safekeeping and investment of the assets of the Fund and to facilitate the payment of the benefits and other payments properly made under the Plan, in accordance with Applicable Pension Laws and Revenue Rules, and not to create rights to payments from the Fund that are in addition to those payments expressly provided under the Plan. In the case of conflict between the provisions of the Plan and those of the Funding Agreement, the provisions of the Plan shall govern.

(d)	Subject to Applicable Pension Laws, the retirement income and other benefits provided under the Plan shall only be paid to the extent that they are provided for by the assets held in the Fund, and no liability or obligation to make any contributions thereto or otherwise shall be imposed upon a Participating Employer other than in accordance with Section 16.01.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

(e)	The fees properly paid and the expenses reasonably incurred in respect of the Plan and the Fund, including but not restricted to:

(i)	the fees of the Administrator and expenses incurred by the Administrator on behalf of the Plan or the Fund;

(ii)	the fees of the Funding Agency;

(iii)	the fees and disbursements of the agents of the Administrator with respect to the Plan or Fund;

(iv)	the fees and disbursements of the advisors with respect to the Plan or Fund, including actuarial, consulting, legal and accounting; and

(v)	costs related to the investments of the Fund, including brokerage, commissions and transfer taxes, and costs related to investment counsel and investment management services;

shall be paid from the Fund.

The Administrator or the Participating Employers or any of them may pay any such fees and expenses on behalf of the Plan or Fund, subject to reimbursement by the Fund. Reimbursement may be waived by the payer.

16.05	Investments

(a)	The investment of the Fund shall be made in accordance with Applicable Pension Laws and Revenue Rules.

(b)	The Administrator shall establish a written statement of investment policies and goals for the Plan.

16.06	Claims on the Fund

No Member or any person claiming through a Member shall have any right to, or any interest in any part of the Fund, or to any benefit or other payment from the Fund, except to the extent specifically provided from time to time under the Plan, the Funding Agreement or Applicable Pension Laws.

16.07	Sole Recourse to Fund

A Member or person claiming through the Member shall have recourse solely to the Fund for any benefit or other payment from the Plan. Under no circumstances shall any liability attach to a Participating Employer, the Administrator, any member of the administration committee, or any director, officer or employee of a Participating Employer, for any benefit or other payment hereunder.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

ARTICLE 17—PROTECTION OF BENEFITS

17.01	Non-Assignability of Benefits

Except as permitted under Section 17.02 and subject to Applicable Pension Laws and the portability and commutation provisions of any other Article of the Plan, no benefit, right or interest provided under the Plan shall be:

(a)	capable of anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, seizure, attachment or other legal or equitable process; and

(b)	capable of being given as security or surrendered;

and, for the purposes of this Section:

(c)	assignment does not include assignment by the legal representative of a deceased individual on the distribution of the individual’s estate; and

(d)	surrender does not include a reduction in benefits to avoid the revocation of the registration of the Plan under Revenue Rules.

17.02	Support and Division of Property on Marriage Breakdown

(a)	Subject to Applicable Pension Laws and pursuant to a written agreement, decree, order or judgment of a competent tribunal, a benefit payable under the Plan may be subject to execution, seizure or attachment in satisfaction of an order for support or maintenance or may be assigned, pledged, charged, encumbered or alienated to satisfy a division of matrimonial property.

(b)	The determination of the benefit payable to a person under paragraph (a) shall be subject to Applicable Pension Laws and Revenue Rules.

(c)	The Member’s benefit entitlements shall be reduced to account for the value of any settlement made under paragraph (a). Such reduction shall be determined in accordance with Applicable Pension Laws and Revenue Rules.

17.03	Facility of Payment

If the Administrator receives evidence which in its absolute discretion is satisfactory to it that:

(a)	a person entitled to receive any payment provided for in the Plan is physically or mentally incompetent to receive such payment and to give a valid release therefore;

(b)	another person or an institution is then maintaining or has custody of such payee; and

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

(c)	no guardian, committee or other representative of the estate of such payee has been duly appointed;

then the Administrator may direct the payment to the person or institution specified in paragraph (b), and such payment shall be a valid and complete discharge to the Plan for the payment.

In the absence of the appointment of a legal guardian, any benefit payable to a minor may be paid to such adult or adults as have, in the absolute discretion of the Administrator, assumed the custody and principal financial support of such minor.

ARTICLE 18—AMENDMENT OR DISCONTINUANCE

18.01	Amendment

The Company expects to continue the Plan indefinitely, but nevertheless reserves the right to:

(a)	amend the Plan;

(b)	terminate the Plan; or

(c)	merge or consolidate the Plan with any other registered pension plan adopted by the Board;

provided that no such action shall adversely affect any benefit accrued immediately prior to the time such action is taken, except as provided in Sections 18.02 or 18.04. The accrued benefits will be computed using as the applicable Date of Determination, the earliest of the date the Member ceases to accrue Continuous Service and the date of the amendment, termination, merger or consolidation of the Plan, as applicable.

Any amendment of the Plan shall be made by:

(d)	the adoption of a resolution by the Board; or

(e)	the execution of a certificate of amendment by an officer of the Company authorized by resolution of the Board to amend the Plan.

A copy of each amendment shall be provided forthwith upon adoption to each of the Participating Employers. All such amendments shall be binding upon the Participating Employers and upon each Member.

18.02	Amendment Required to Maintain Registration

Notwithstanding any other provisions of the Plan, the Company may amend the Plan as is necessary to maintain the registration of the Plan under Applicable Pension Laws and Revenue Rules. Section 18.01 shall not restrict the Company’s ability to make an

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

amendment to the Plan, including, but without limiting the generality of the foregoing, an amendment providing for benefits to be reduced, when the purpose of the amendment is to maintain such registration of the Plan. Any such benefit reduction shall be subject to conditions or approval procedures under Applicable Pension Laws.

18.03	Certification of Post-1989 Additional Benefits

An amendment to the Plan which creates additional benefits in respect of a period of employment after 1989 and which must be certified by the Minister of National Revenue in accordance with Revenue Rules shall not be effective in respect of a Member until such certification has been received for that Member, and such additional benefits will not be paid as a result of the amendment prior to certification. The Company shall apply for such certification before the Participating Employers make any contributions to the Plan in respect of such amendment.

18.04	Discontinuance

In the event the Plan is discontinued at any time in whole or in part with respect to a specified group of Members only, the assets of the Fund (or the interest therein of Members affected by a partial discontinuance) shall be allocated to provide, to the extent of said assets and subject to Applicable Pension Laws, the benefits then accrued under the Plan. Accrued benefits will be computed using the date the Member ceases to accrue Continuous Service as the applicable Date of Determination. Such allocation shall be made in accordance with an allocation schedule then established by the Company in consultation with the Actuary and filed with and approved by the appropriate authorities in accordance with Applicable Pension Laws.

18.05	Settlement on Discontinuance of Plan

For the purposes of Section 18.04, provision for accrued benefits means payment to or for the Member in the form of cash, the purchase of annuity contracts, the transfer of monies to other registered pension plans or to approved registered vehicles, or the continuation of the Fund or a combination thereof, at the discretion of the Company and as permitted under Applicable Pension Laws and Revenue Rules.

18.06	Surplus upon Discontinuance

Upon discontinuance of the Plan, in whole or in part, any assets of the Fund (or the appropriate portion of the Fund in the case of a partial discontinuance) in excess of those required to discharge all liability for accrued benefits shall be paid to the Participating Employers, except to the extent that Applicable Pension Laws otherwise require.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

ARTICLE 19—DISCLOSURE

19.01	Plan Explanation

Within the period prescribed by Applicable Pension Laws, the Administrator shall provide to each Employee who becomes eligible for membership in the Plan, a written description of the Plan. Such description shall explain the terms and conditions of the Plan and amendments thereto applicable to the Employee and the rights and obligations of the Employee in respect of the Plan.

Except as otherwise permitted or required under Applicable Pension Laws, the Administrator shall provide a written explanation of an amendment to each Employee affected by the amendment not later than 60 days after registration of any amendment to the Plan.

19.02	Inspection

(a)	The Administrator or the Participating Employer shall permit a Member, or such person as is required to be permitted under Applicable Pension Laws, to inspect, to make extracts from or to copy the Plan text and any other related documents required to be made available under Applicable Pension Laws, at such time and places as may be required by Applicable Pension Laws.

(b)	To the extent required by Applicable Pension Laws, the Administrator shall provide, on request, a Member, or such person as is required to be permitted under Applicable Pension Laws, with copies of any of the documents required to be made available under Applicable Pension Laws upon payment to the Administrator of a reasonable fee.

19.03	Benefits Statement

(a)	Within the period prescribed by Applicable Pension Laws, the Administrator shall provide to each Member a written statement describing the benefits the Member has earned to date and such other information as required under Applicable Pension Laws.

(b)	Upon cessation of employment of a Member or upon termination of the Member’s active membership in the Plan, the Administrator shall provide to the Member (or the person entitled to benefits in the event of the Member’s death) within the period prescribed by Applicable Pension Laws, a written statement of the benefits and options to which the Member is entitled.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

19.04	Other Information

The Administrator or the Company shall provide such other information regarding the Plan, statistical or otherwise, as is required under Applicable Pension Laws and Revenue Rules.

19.05	Limitation

Such explanation, statement or right of disclosure of the Plan text and other documents provided shall have no effect on the rights or obligations of any person under the Plan, and shall not be referred to in interpreting or giving effect to the provisions of the Plan. Neither the Administrator, the Participating Employers, nor any employee, officer or director of a Participating Employer who is involved in the administration of the Plan shall be liable for any loss or damage claimed by any person to have been caused by any error or omission in such explanation, statement or other information.

ARTICLE 20—ADMINISTRATION

20.01	The Administrator

(a)	The Plan has been established by the Company on behalf of Participating Employers who are sponsors of the Plan from time to time.

(b)	The Company is the Administrator of the Plan for all purposes including, without limitation, for purposes of Applicable Pension Laws. To facilitate any action required to be taken by the Company under the provisions of the Plan, the Board has established the Pension Administration Board to act on behalf of the Company.

(c)	The Plan and the Fund shall be administered by the Administrator in accordance with the Plan, the Funding Agreement, written statement of investment policies and goals for the Plan, the articles and bylaws of the Company, written agreements among Participating Employers, Applicable Pension Laws and Revenue Rules.

20.02	Interpretation of Plan Provisions

The Administrator may from time to time direct that appropriate records be maintained and may establish rules for the administration of the Plan. The Administrator shall have the exclusive right to interpret the Plan provisions and to decide any matters arising hereunder in the administration and operation of the Plan. All interpretations and decisions shall be applied as nearly as may be possible in a uniform manner to all Members similarly situated.

Kraft Canada Inc. Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

20.03	Entitlements to Rely on Statements

The Administrator and members of the Pension Administration Board may rely in good faith on the statements or reports of the Funding Agency, the Actuary, an accountant, an appraiser, a lawyer or other professional advisor retained by the Administrator or the Pension Administration Board.

20.04	No Personal Liability

Subject to Applicable Pension Laws, neither the Administrator, the Participating Employers, nor any member of the Pension Administration Board, nor any director, officer or other employee of a Participating Employer shall be liable to any person whatsoever for anything done or omitted to be done in respect of the administration of the Plan, except where the act or omission was fraudulent or in bad faith on the part of the person against whom a claim is made.

20.05	Indemnification

The Company shall indemnify and save harmless the members of the Pension Administration Board and any other employee, officer or director of a Participating Employer whose responsibilities or duties involve any aspect of the administration of the Plan from personal liability in respect of their respective acts or omissions in respect of the administration of the Plan, except where the act or omission was fraudulent or in bad faith on the part of the member, employee, officer or director.

20.06	Employer Records

Whenever the records of a Participating Employer are used for the purposes of the Plan, such records shall be conclusive of the facts with which they are concerned.

20.07	Information Provided by the Member

An eligible Employee, a Member, a Beneficiary or a Spouse shall sign such application forms prescribed by the Administrator and furnish proof of age and furnish such other data and sign such documents as the Administrator deems necessary or desirable for the proper administration of the Plan or to evidence initial or continued eligibility for a benefit hereunder.

In the absence of actual notice to the contrary, the Administrator shall make payment in accordance with information provided by the Member. If there is a dispute as to whether a person is a Spouse, Beneficiary or other person entitled to payments hereunder, or where two or more persons make adverse claims in respect of a benefit, or where a person makes a claim that is inconsistent with information provided by the Member, the Administrator may obtain court directions and the costs in respect thereof may, to the extent permitted by law, be charged against the benefit to be paid.

Kraft Canada Inc.	APPENDIX A
Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

Appendix A—Prior Plan

A-1	Nabisco Brands Ltd. Trusteed Retirement Plan B

(a)	Credited Past Service

Credited Past Service is the number of years (including months as fractions thereof and taken to the nearest month) of Continuous Service prior to the Effective Date during which the Member participated in the Prior Plan, subject to a maximum of 40 years.

(b)	Past Service Benefit

The retirement income accrued by the Member under the terms of the Prior Plan shall be equal to Credited Past Service, multiplied by (i) minus (ii), where:

(i)	is 1.5% of Final Average Earnings; and

(ii)	is 0.4% of the lesser of Final Average Earnings and the YMPE Average.

1

Kraft Canada Inc.	APPENDIX B
Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

Appendix B—Group Retirement Savings Plan

1.	Introduction

(a)	The provisions of the Group Retirement Savings Plan (GRSP) are set out in this Appendix. The GRSP is the optional defined contribution portion of the Plan.

(b)	The basic purpose of the GRSP is to provide an opportunity to save for retirement with matching contributions by the Participating Employers.

(c)	The benefits provided under the GRSP shall be in addition to any benefits provided under the foregoing provisions of the Plan.

2.	Definitions

In this Appendix, the following terms shall, unless the context clearly indicates otherwise, have the following meanings.

(a)	“GRSP” means the Group Retirement Savings Plan set forth in this Appendix.

(b)	“GRSP Beneficiary” means the person last designated by the GRSP Member, pursuant to Section 7 of this Appendix, to receive any benefit payable to a GRSP Beneficiary under the GRSP in the event of the death of the GRSP Member.

(c)	“GRSP Company Account” means the aggregate of GRSP Company Contributions plus Investment Earnings thereon, in respect of a GRSP Member.

(d)	“GRSP Company Contributions” means the amounts deposited in the GRSP Company Account in respect of a GRSP Member.

(e)	“GRSP Member” means a Member who has contributed to the GRSP.

(f)	“GRSP Member Account” means the aggregate of GRSP Member Contributions plus Investment Earnings thereon, in respect of a GRSP Member.

(g)	“GRSP Member Contributions” means the contributions which a GRSP Member made to the GRSP or makes in accordance with Section 4 of this Appendix.

(h)	“Investment Earnings” means the investment gains and losses made by each GRSP Company Account or GRSP Member Account. The method used for calculating and allocating Investment Earnings shall be determined by the Company.

(i)	“Revision Date” means 1st of any month beginning on or after June 1, 1997.

1

Kraft Canada Inc.	APPENDIX B
Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

3.	GRSP Membership

Each active Member may elect to become a GRSP Member on June 1, 1997 or on any subsequent Revision Date.

4.	Contributions

(a)	In each calendar year or portion thereof, each GRSP Member may elect to contribute to the GRSP, by regular payroll deduction, at one of the contribution rates specified in paragraph (b). Such GRSP Member Contributions shall cease upon the date specified in paragraph 5.01(b).

(b)	The contribution rates referred to in paragraph (a) shall be 1%, 2%, 3%, 4% and 5% of Earnings.

(c)	On each Revision Date, each GRSP Member may elect to cease making GRSP Member Contributions or to change or reinstate his rate of GRSP Member Contributions.

(d)	In each calendar year or portion thereof and subject to the provisions of Sections 16.01 and 16.02, GRSP Company Contributions equal to 25% of the GRSP Member Contributions made by the GRSP Member in such calendar year or portion of calendar year shall be deposited in the GRSP Company Account of the GRSP Member.

(e)	The Company shall establish administrative procedures such that the total of GRSP Company Contributions and GRSP Member Contributions shall not exceed the amount of contributions permissible under Revenue Rules.

5.	Investment

(a)	GRSP Member Contributions shall be deposited in individual GRSP Member Accounts.

(b)	GRSP Company Contributions shall be deposited in individual GRSP Company Accounts.

(c)	The GRSP Member Account and GRSP Company Account shall be invested, at the direction of the GRSP Member, in a number of investment options to be made available by the Funding Agency under the terms of the Funding Agreement. A GRSP Member may change such direction on each Revision Date.

(d)	GRSP Member Accounts and GRSP Company Accounts shall be valued at least monthly, at which time all interest, dividend and other investment earnings shall be allocated to each account.

2

Kraft Canada Inc.	APPENDIX B
Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

6.	Retirement and Termination Benefits

(a)	A GRSP Member who is eligible to receive benefits in accordance with Article 9, 12 or 13 and who has not completed two years of Continuous Service as a Member, shall receive, in a lump sum, the balance of his GRSP Member Account and his GRSP Company Account.

(b)	If a GRSP Member is eligible to receive benefits in accordance with Article 9, 12 or 13 and has completed two years of Continuous Service as a Member, the balance of his GRSP Member Account and his GRSP Company Account shall be transferred to another registered employees’ pension plan, an insurance company for the purchase of a life annuity contract, or such other vehicle as may be approved under Applicable Pension Laws, as designated by the GRSP Member; provided, however, that the administrator of such plan or vehicle agrees in writing to administer such transferred monies as a deferred life annuity within the conditions of Applicable Pension Laws. The transfers under this paragraph shall be subject to any limitations prescribed by Applicable Pension Laws in respect of the transfer of monies from the Fund.

7.	Death Benefits

(a)	If a GRSP Member dies prior to the transfer of his GRSP accounts in accordance with Section 6 of this Appendix, his Spouse or, if there is no Spouse or if his Spouse has waived, in prescribed form and subject to Applicable Pension Laws, the right to the death benefit, his GRSP Beneficiary shall receive, in a lump sum, the balance of his GRSP Member Account and his GRSP Company Account.

(b)	A GRSP Member shall designate in writing a GRSP Beneficiary to receive any benefits that are payable under the GRSP to a GRSP Beneficiary upon the death of such GRSP Member and may change such designation from time to time. Such designation or change must be in accordance with any law applicable to the GRSP Member and shall be in such form and executed in such manner as the Administrator may, from time to time, determine. Any designation or change must be filed with the Administrator. Benefits payable as a result of the death of the GRSP Member shall be paid in accordance with the most recent designation filed by the GRSP Member with the Administrator and, in the absence of an effective designation of a GRSP Beneficiary, the Administrator shall instruct the Funding Agency to make payment of any death benefits payable to the GRSP Beneficiary under the GRSP to the estate of the GRSP Member and any such payment shall completely discharge all liability with respect to the amount paid.

3

Kraft Canada Inc.	APPENDIX B
Retirement Plan for Niagara Falls Hourly Cereal Division Employees Amended and Restated as of January 1, 1994

8.	Transfers

If a GRSP Member is transferred within a Participating Employer or to another Participating Employer to a category of employment such that the GRSP Member ceases to be an Employee for the purposes of the Plan or is transferred to any Related Employer which does not itself participate in the Plan:

(a)	if the GRSP Member does not become a member of a pension plan which has a Group Retirement Savings Plan sponsored by the Company, the benefits payable under the GRSP shall be determined in accordance with the applicable provisions of the GRSP on the earliest of:

(i)	the GRSP Member’s no longer being employed by a Participating Employer or a Related Employer;

(ii)	the GRSP Member’s death; and

(b)	if the GRSP Member becomes a member of a pension plan which has a Group Retirement Savings Plan sponsored by the Company, assets equal to his GRSP Company Account and his GRSP Member Account under the GRSP shall be transferred to such accounts under the subsequent Group Retirement Savings Plan.

4

CERTIFICATE OF THE SECRETARY OF

KRAFT CANADA INC. (the “Corporation”)

AMENDMENT TO KRAFT CANADA INC. RETIREMENT PLAN FOR NIAGARA FALLS HOURLY CEREAL DIVISION EMPLOYEES (the “Plan”)

WHEREAS:

1.	An amendment to the Plan is required to modify’ the definition of Spouse to include same-sex spouses under certain circumstances.

2.	Amendments to the Plan are required to reflect union negotiated increases to the member contribution rate, the flat dollar benefit level, and the bridge benefit.

3.	The Corporation has improved the provisions of the Group Retirement Savings Plan.

NOW THEREFORE BE IT RESOLVED THE FOLLOWING:

A.	Definition of Spouse: Section 2.42 of the Plan is modified, effective December 8, 1998.

B.	Defined Benefit Plan Changes: Sections 5.01 and 8.01 are modified effective January 8, 2000, and Section 9.03 is modified effective January 1, 2000.

C.	Group Retirement Savings Plan: Effective February 7, 2000, paragraph 4(e) of Appendix B is modified and Section 9 of Appendix B is added. Effective January 8, 2001, paragraphs 4(b) and 4(d) of Appendix B are modified.

THE UNDERSIGNED, being the Secretary of the Corporation, hereby certifies that the foregoing is a true and correct copy of resolutions passed by the Board of Directors of the Corporation as of the 17th, day of October, 2000, that the said resolutions remain unamended and in full force and effect as of the date hereof and that these amendments are incorporated in the Plan provisions as per the attached revised pages 11, 12, 22, 29 and 32 and the attached revised pages 2, 3 and 4 of Appendix B. DATED this 5th day, of December, 2000.

/s/ Richard A. Bailey
Richard A. Bailey

1

2.42	“Spouse” means, in relation to a Member, the person of the opposite sex who, at the earlier of the commencement of a Member’s pension and the date of the Member’s death, meets one of the following eligibility requirements:

(a)	the person is married to the Member; or

(b)	the person is not married to the Member and is living with the Member in a conjugal relationship:

(i)	continuously for a period of not less than three years; or

(ii)	in a relationship of some permanence, if they are the natural or adoptive parents of a child, both as defined in the Family Law Act (Ontario);

provided that the person is not living separate and apart from the Member at that time.

Notwithstanding the foregoing, where a Member’s pension commences on or after December 8, 1998, and in the case of a Member whose pension had not commenced prior to December 8, 1998 and who dies on or after December 8, 1998, the definition of “Spouse” in this Section is amended by deleting the words “of the opposite sex”, subject to the requirements for registration of the Plan under Applicable Pension Laws and Revenue Rules.

2.43	“Total and Permanent Disability” means a physical or mental impairment, as certified in writing by a qualified medical doctor who is licensed to practise in Canada, which meets the qualification criteria for receipt of benefits under the Participating Employer’s long-term disability income plan.

2.44	‘Transferred Amounts” mean the amounts transferred into the Fund in accordance with paragraph 15.01(b).

1

2A5	(a)	“YMPE” means the Year’s Maximum Pensionable Earnings established each year under the Canada Pension Plan as may be amended from time to time, or under any superseding legislation.

	(b)	“YMPE Average” means the average of the YMPE in the calendar year of the Date of Determination and the two preceding calendar years.

2

Article 5—Required Contributions

5.01	Required Contributions

(a)	In each calendar month or portion thereof after December 31, 1994, a Member shall be required to contribute to the Plan, by regular payroll deduction, an amount determined as follows:

(i)	$44.00 from January 1, 1995 to December 31, 1995;

(ii)	$88.00 from January 1, 1996 to January 6, 1998;

(iii)	$93.00 from January 7, 1998 to December 31, 1998;

(iv)	$96.00 from January 1, 1999 to August 31, 1999;

(v)	$98.00 from September 1, 1999 to January 7, 2000;

(vi)	$101.00 from January 8, 2000.

(b)	Such Required Contributions shall cease upon the earliest of:

(i)	the Member’s transfer to a category of employment where the Member ceases to be an Employee;

(ii)	the Member’s termination of employment;

(iii)	the Member’s Retirement Date;

(iv)	the Member’s death;

(v)	the date of discontinuance of the Plan; or

(c)	is Credited Future Service after December 31, 1993, multiplied by 12 times the applicable benefit rate based on the Date of Determination and determined in accordance with the following table:

Date of Determination	Benefit Rate
From January 1, 1994 to January 6, 1997	$40.00
From January 7, 1997 to January 6, 1998	$41.00
From January 7, 1998 to December 31, 1998	$43.00
From January 1, 1999 to January 7, 2000	$45.00
From January 8, 2000	$47.00

8.02	Maximum Formula

The Maximum Formula shall be the product of (a) and (b), where:

(a)	is the lesser of $1,722.22 and 2% of the average of the best consecutive three years’ remuneration of the Member; and

(b)	is the sum of (i) and (ii), where:

(i)	is the lesser of 35 years and the Member’s Credited Service prior to January 1, 1990;

(ii)	is the Member’s Credited Service after December 31, 1989.

8.03	Plan Benefit

The Plan Benefit is the lesser of the Plan Formula and the Maximum Formula.

1

9.03	Bridge Benefit

(a)	In addition to the retirement income specified in Section 9.02, the Member who retires on his Early Retirement Date while accruing Continuous Service will receive a monthly temporary retirement income payable from Pension Commencement Date to the end of the month preceding the earliest of his Normal Retirement Date and the date of his death. If the Member’s Early Retirement Date is before January 1, 2000, this monthly retirement income is equal to one-twelfth of the sum of (i) and (ii), where:

(i)	is $75.00 multiplied by the Member’s Credited Service prior to January 1, 1994; and

(ii)	is $144.00 multiplied by the lesser of 30 years and the Member’s Credited Service after December 31, 1993.

If the Member’s Early Retirement Date is on or after January 1, 2000, this monthly retirement income is equal to one-twelfth of $150.00 multiplied by the lesser of 35 years and the Member’s Credited Service.

(b)	The monthly temporary retirement income payable under paragraph (a) at Pension Commencement Date shall not exceed the product of (i) and (ii), where:

(i)	is equal to the sum of:

(A)	the maximum monthly pension benefit payable under the Old Age Security Act as at Pension Commencement Date; and

(B)	the maximum monthly pension benefit payable under the Canada Pension Plan as at Pension Commencement Date to a person commencing to receive such pension benefit at age 65, multiplied by the ratio, not to exceed one, that the total of the Member’s remuneration for the three calendar years in which the remuneration is the highest bears to the total of the YMPE for those three years;

1

“Investment Earnings” means the investment gains and losses made by each GRSP Company Account or GRSP Member Account. The method used for calculating and allocating Investment Earnings shall be determined by the Company.

(j)	“Revision Date” means 1st of any month beginning on or after June 1, 1997.

3.	GRSP Membership

Each active Member may elect to become a GRSP Member on June 1, 1997 or on any subsequent Revision Date.

4.	Contributions

(a)	In each calendar year or portion thereof, each GRSP Member may elect to contribute to the GRSP, by regular payroll deduction, at one of the contribution rates specified in paragraph (b). Such GRSP Member Contributions shall cease upon the date specified in paragraph 5.01(b).

(b)	The contribution rates referred to in paragraph (a) shall be 1%, 2%, 3%, 4% and 5% of Earnings. Notwithstanding the foregoing, on or after January 8, 2001, the contribution rates referred to in paragraph (a) shall be 1%, 2%, 3%, 4%, 5% and 6% of Earnings.

(c)	On each Revision Date, each GRSP Member may elect to cease making GRSP Member Contributions or to change or reinstate his rate of GRSP Member Contributions.

(d)	In each calendar year or portion thereof prior to January 8, 2001, and subject to the provisions of Sections 16.01 and 16.02, GRSP Company Contributions equal to 25% of the GRSP Member Contributions made by the GRSP Member in such calendar year or portion of calendar year shall be deposited in the GRSP Company Account of the GRSP Member. In each calendar year or portion thereof after January 7, 2001, and subject to the provisions of Sections 16.01 and 16.02, GRSP Company Contributions equal to 35% of the GRSP Member Contributions made by the GRSP Member in such calendar year of portion of calendar year shall be deposited in the GRSP Company Account of the GRSP Member.

(e)	The Company shall establish administrative procedures such that the total of GRSP Company Contributions and GRSP Member Contributions and any GRSP Transfers as defined under Section 9 of this Appendix B shall not exceed the amount of contributions permissible under Revenue Rules, taking into account the pension credit derived under this Plan and any other registered pension plan of a Related Employer.

1

5.	Investment

(a)	GRSP Member Contributions shall be deposited in individual GRSP Member Accounts.

(b)	GRSP Company Contributions shall be deposited in individual GRSP Company Accounts.

(c)	The GRSP Member Account and GRSP Company Account shall be invested, at the direction of the GRSP Member, in a number of investment options to be made available by the Funding Agency under the terms of the Funding Agreement. A GRSP Member may change such direction on each Revision Date.

(d)	GRSP Member Accounts and GRSP Company Accounts shall be valued at least monthly, at which time all interest, dividend and other investment earnings shall be allocated to each account.

6.	Retirement and Termination Benefits

(a)	A GRSP Member who is eligible to receive benefits in accordance with Article 9, 12 or 13 and who has not completed two years of Continuous Service as a Member, shall receive, in a lump sum, the balance of his GRSP Member Account and his GRSP Company Account.

(b)	If a GRSP Member is eligible to receive benefits in accordance with Amide 9, 12 or 13 and has completed two years of Continuous Service as a Member, the balance of his GRSP Member Account and his GRSP Company Account shall be transferred to another registered employees’ pension plan, an insurance company for the purchase of a life annuity contract, or such other vehicle as may be approved under Applicable Pension Laws, as designated by the GRSP Member; provided, however, that the administrator of such plan or vehicle agrees in writing to administer such transferred monies as a deferred life annuity within the conditions of Applicable Pension Laws. The transfers under this paragraph shall be subject to any limitations prescribed by Applicable Pension Laws in respect of the transfer of monies from the Fund.

7.	Death Benefits

(a)	If a GRSP Member dies prior to the transfer of his GRSP accounts in accordance with Section 6 of this Appendix, his Spouse or, if there is no Spouse or if his Spouse has waived, in prescribed form and subject to Applicable Pension Laws, the right to the death benefit, his GRSP Beneficiary shall receive, in a lump sum, the balance of his GRSP Member Account and his GRSP Company Account.

(b)

A GRSP Member shall designate in writing a GRSP Beneficiary to receive any benefits that are payable under the GRSP to a GRSP Beneficiary upon the death of such GRSP Member and may change such designation from time to time. Such designation or change must be in accordance with any law applicable to the GRSP Member and shall be in such form and executed in such manner as the Administrator may, from time to time, determine. Any designation or change

2

must be filed with the Administrator. Benefits payable as a result of the death of the GRSP Member shall be paid in accordance with the most recent designation filed by the GRSP Member with the Administrator and, in the absence of an effective designation of a GRSP Beneficiary, the Administrator shall instruct the Funding Agency to make payment of any death benefits payable to the GRSP Beneficiary under the GRSP to the estate of the GRSP Member and any such payment shall completely discharge all liability with respect to the amount paid.

8.	Transfers

If a GRSP Member is transferred within a Participating Employer or to another Participating Employer to a category of employment such that the GRSP Member ceases to be an Employee for the purposes of the Plan or is transferred to any Related Employer which does not itself participate in the Plan:

(a)	if the GRSP Member does not become a member of a pension plan which has a Group Retirement Savings Plan sponsored by the Company, the benefits payable under the GRSP shall be determined in accordance with the applicable provisions of the GRSP on the earliest of:

(i)	the GRSP Member’s no longer being employed by a Participating Employer or a Related Employer;

(ii)	the GRSP Member’s death; and

(b)	if the GRSP Member becomes a member of a pension plan which has a Group Retirement Savings Plan sponsored by the Company, assets equal to his GRSP Company Account and his GRSP Member Account under the GRSP shall be transferred to such accounts under the subsequent Group Retirement Savings Plan.

9.	GRSP Transfers

On or after February 7, 2000, and subject to paragraph 4(e) of this Appendix B, a GRSP Member may contribute to the GRSP any amounts transferred from the Kraft Canada Inc. Employee Savings Plan. Any such funds so transferred shall be defined as “GRSP Transfers”, shall not attract any GRSP Company Contributions under paragraph 4(d), and shall be deposited in the GRSP Member Account of the GRSP Member.

3

CERTIFICATE OF THE SECRETARY OF

KRAFT CANADA INC. (the “Corporation”)

AMENDMENT TO KRAFT CANADA INC. RETIREMENT PLAN FOR

NIAGARA FALLS HOURLY CEREAL DIVISION EMPLOYEES (the “Plan”)

WHEREAS:

ARTICLE 21 Pursuant to Article 18 of the Plan the Corporation reserves the right to amend the Plan.

ARTICLE 22 The Canada Customs and Revenue Agency has requested that certain amendments be made to the Plan to maintain registration of the Plan under the Income Tax Act.

ARTICLE 23 The Corporation wishes to take advantage of the extension of the limit on eligible foreign service from three to five years.

NOW THEREFORE BE IT RESOLVED THE FOLLOWING:

23.01	Early Retirement Provision -Regular Pension: Section 9.02 (c) of the Plan is deleted and replaced effective January 1, 1994.

23.02	Early Retirement Provision -Redundancy Pension: Section 13.03 (c) of the Plan is deleted and replaced effective January 1, 1994.

23.03	Credited Service Definition: Section 4.03 (c) (i) of the Plan is deleted and replaced effective January 1, 2000.

THE UNDERSIGNED, being the Secretary of the Corporation, hereby certifies that the foregoing is a true and correct copy of resolutions passed by the Board of Directors of the Corporation as of the 8th day of November, 2001, that the said resolutions remain unamended and in full force and effect as of the date hereof and that these amendments are incorporated in the Plan provisions as per the attached revised pages 18, 31 and 50 and the attached new page 31A.

DATED this 8th day of November, 2001.

/s/ Richard A. Bailey
Richard A. Bailey

(ii)	any period of leave of absence or military service as described in subparagraphs 4.01 (b) (i) and 4.01 (b) (iii) during which such Member is not receiving either Earnings or income under a Participating Employer’s disability income plan, unless such period is specifically included in Credited Service under paragraph (c); and

(iii)	any period of temporary suspension of employment as described in subparagraph 4.01(b)(ii).

(c)	Special Inclusions in Credited Service

Credited Service shall include:

(i)	at the sole discretion of the Company and on a current service basis only, any period following a period of employment in Canada, during which the Member received no Earnings from a Participating Employer and throughout which the Member was employed by a foreign associate or affiliate of a Participating Employer, subject to a maximum of three years if such service credited under this paragraph totalled three years as of December 31,1999, or subject to a maximum of five years otherwise, and subject to any other requirements under Revenue Rules;

(ii)	the first six months of sick leave or lay-off as described in subparagraph 4.01(b)(i) and 4.01(b)(ii);

(iii)	any period of leave prior to January 1, 1995, other than a period included under subparagraph (ii) during which:

(A)	the Member has no Earnings; and

(B)	any legislation applicable to the Member requires that the Member continue to accrue benefits during such leave;

(A)	for the portion of the Plan Formula described in paragraphs 8.01(a) and 8.01(b), the early retirement factor shall be equal to 100% less five-twelfths of one percent for each month in excess of 36 months by which the Member’s Pension Commencement Date precedes his Normal Retirement Date;

(B)	for the portion of the Plan Formula described in paragraph 8.0l(c), the early retirement factor shall be equal to 100% less one-quarter of one percent for each month in excess of 60 months by which the Member’s Pension Commencement Date precedes his Normal Retirement Date;

(ii)	is the Maximum Formula computed using the Member’s Early Retirement Date as the Date of Determination and multiplied by the applicable early retirement factor based on the Pension Commencement Date, and determined in accordance with paragraph (c).

(c)	The early retirement factor referred to in subparagraph (b)(ii) shall be 100% less 0.25% for each month, if any, by which the Pension Commencement Date precedes the earliest of:

(i)	the date the Member attains age 60;

(ii)	the date the Member completed, or would have completed had the Member continued in employment after his Early Retirement Date, 30 years of Early Retirement Eligibility Service; and

(iii)	the date on which the aggregate of the Member’s age and Early Retirement Eligibility Service is, or would have been had the Member continued in employment after his Early Retirement Date, equal to 80 years.

For the purpose of subparagraphs (ii) and (iii), “Early Retirement Eligibility Service” means the sum of:

(ii)	all periods throughout which the Member was employed by an employer who is or was a Participating Employer in this Plan or a Prior Plan or by a predecessor employer to such an employer, within the meaning of Revenue Rules; and

(iii)	any period of Credited Service which is not included under subparagraph (iv).

(c)	The early retirement factor referred to in paragraph (b) shall be 100% less 0.25% for each month, if any, by which Redundancy Commencement Date precedes the earliest of:

(i)	the date the Member attains age 60;

(iv)	the date the Member completed, or would have completed had the Member continued in employment after his Redundancy Commencement Date, 30 years of Early Retirement Eligibility Service; and

(v)	the date on which the aggregate of the Member’s age and Early Retirement Eligibility Service is, or would have been had the Member continued in employment after his Redundancy Commencement Date, equal to 80 years.

For the purpose of subparagraphs (ii) and (iii), “Early Retirement Eligibility Service” means the sum of:

(iv)	all periods throughout which the Member was employed by an employer who is or was a Participating Employer in this Plan or a Prior Plan or by a predecessor employer to such an employer, within the meaning of Revenue Rules; and

(v)	any period of Credited Service which is not included under subparagraph (iv).

1

CERTIFICATE OF THE ASSISTANT SECRETARY OF

KRAFT CANADA INC. (the “Corporation”)

AMENDMENT NO. 3 TO THE KRAFT CANADA INC. RETIREMENT PLAN FOR

NIAGARA FALLS HOURLY CEREAL DIVISION EMPLOYEES (the “Plan”)

WHEREAS:

1.	The Corporation is the sponsor and administrator of the Plan.

2.	Pursuant to Article 18 of the Plan, the Corporation reserves the right to amend the Plan.

3.	The Corporation wishes to amend the Plan to comply with amendments to the Pension Benefits Act (Ontario) relating to shortened life expectancy.

4.	The Corporation wishes to amend the Plan to reflect negotiated increases to required member contributions and the flat dollar benefit level, and to reflect negotiated improvements to the final average earnings basis for benefit calculations, the early retirement benefits and the normal form of pension.

5.	The Corporation wishes to reflect a change in the name of the Group Retirement Savings Plan, a change in the Company contribution rate under said plan and the elimination of transfers under said plan.

6.	The Corporation wishes to amend the Plan to reflect the increase in the maximum pension limit under the Income Tax Act (Canada).

NOW THEREFORE BE IT RESOLVED THE FOLLOWING:

A.	Commutation for Shortened Life Expectancy

1.	Effective March 3, 2000, Section 10.06 of the Plan is deleted in its entirety and replaced with the following:

“10.06 Non-Commutability of Annuities

(a)	Subject to Articles 11, 12 and 15, an annuity required to be paid under the terms of the Plan shall not be surrendered, or commuted and paid in a lump sum.

(b)	Notwithstanding paragraph (a), an annuity required to be paid under the Plan may be commuted and paid in a lump sum at the discretion of the Administrator if the annual retirement income that would be payable to the Member at Normal Retirement Date is not more than 2% of the YMPE as at the Date of Determination. The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

1

(c)	Notwithstanding paragraph (a), an annuity currently being paid or required to be paid under the Plan may be commuted and paid in a lump sum, at the discretion of the Member, if the Member:

(i)	establishes that he has an illness or physical disability that is likely to shorten his life expectancy to less than two years, as certified by a written statement from a qualified medical doctor licensed to practise in Canada;

(ii)	provides an application to the Administrator in the prescribed form; and

(iii)	satisfies any other conditions prescribed by Applicable Pension Laws.”

B.	Negotiated Increases to Required Member Contributions and Flat Dollar Benefit Level and Negotiated Improvements to Final Average Earnings Basis for Benefit Calculations, Early Retirement Benefits and Normal Form of Pension

2.	Effective April 16, 2003:

(a)	The first paragraph in paragraph 2.18(b) of the Plan is deleted in its entirety and replaced with the following:

“‘Final Average Earnings” means the average of the Member’s Earnings for any consecutive three (3) year period during the ten (10) year period prior to the Member’s Date of Determination for which such average is the highest, or where the Member’s Continuous Service is less than three (3) years, the annualized average of the Member’s Earnings during his Continuous Service prior to the Date of Determination.”

(b)	Paragraph 5.01(a) of the Plan is deleted in its entirety and replaced with the following:

“(a)	In each calendar month or portion thereof after December 31, 1994, a Member shall be required to contribute to the Plan, by regular payroll deduction, an amount determined as follows:

(i)	$44.00 from January 1, 1995 to December 31, 1995;

(ii)	$88.00 from January 1, 1996 to January 6, 1998;

(iii)	$93.00 from January 7, 1998 to December 31, 1998;

(iv)	$96.00 from January 1, 1999 to August 31, 1999;

(v)	$98.00 from September 1, 1999 to January 7, 2000;

2

(vi)	$101.00 from January 8, 2000 to December 31, 2004;

(vii)	$103.00 from January 1, 2005.”

(c)	Paragraph 8.01(c) of the Plan is deleted in its entirety and replaced with the following:

“(c)	is Credited Future Service after December 31, 1993, multiplied by 12 times the applicable benefit rate based on the Date of Determination and determined in accordance with the following table:

Date of Determination	Benefit Rate
From January 1, 1994 to January 6, 1997	$40.00
From January 7, 1997 to January 6, 1998	$41.00
From January 7, 1998 to December 31, 1998	$43.00
From January 1, 1999 to January 7, 2000	$45.00
From January 8, 2000 to April 30, 2003	$47.00
From May 1, 2003 to December 31, 2004	$49.00
From January 1, 2005	$50.00

(d)	A new paragraph is added at the end of paragraph 9.02(b) of the Plan as follows: “Notwithstanding the foregoing, with respect to a Member who retires from active employment on or after May 1, 2003 and on or after the date he attains age 60, the reduction under subparagraph (A) shall not apply.”

(e)	Subparagraph 10.02(b)(i) of the Plan is deleted in its entirety and replaced with the following:

“(i)	to the Member, 90% of the retirement income and for retirements on or after May 1, 2003, 100% of the retirement income, in equal monthly instalments for the life of the Member with the last payment due to the Member on the first day of the month in which the death of the Member occurs; notwithstanding the foregoing, the Company has the unilateral right to re-implement a reduction for future service in the event that similar changes are made to the Kraft Canada Inc. Retirement Plan for Non-Unionized Hourly-Paid Employees — Bulk Cheese and Mount Royal Plant;”

3

C.	Group Retirement Savings Plan Changes (Change in Plan Name, Change in Company Contribution Rate and Elimination of GRSP Transfers)

3.	Effective January 1, 2003:

(a)	All references in the Plan to “Group Retirement Savings Plan” are deleted and replaced with “Optional Pension Plan”.

(b)	All references in the Plan to “a GRSP” are deleted and replaced with “an OPP”.

(c)	All references in the Plan to “GRSP” are deleted and replaced with “OPP”.

4.	Effective June 1, 2003, paragraph 4(d) of Appendix B of the Plan is deleted in its entirety and replaced with the following:

“(d)	In each calendar year or portion thereof prior to January 8, 2001, and subject to the provisions of Sections 16.01 and 16.02, OPP Company Contributions equal to 25% of the OPP Member Contributions made by the OPP Member in such calendar year or portion of calendar year shall be deposited in the OPP Company Account of the OPP Member. In each calendar year or portion thereof after January 7, 2001, and subject to the provisions of Sections 16.01 and 16.02, OPP Company Contributions equal to 35% of the OPP Member Contributions made by the OPP Member in such calendar year or portion of calendar year shall be deposited in the OPP Company Account of the OPP Member. On or after June 1, 2003, and subject to the provisions of Sections 16.01 and 16.02, OPP Company Contributions equal to 40% of the OPP Member Contributions made by the OPP Member on or after June 1, 2003 and in each calendar year or portion of calendar year shall be deposited in the OPP Company Account of the OPP Member.”

5.	Effective July 31, 2003, Section 9 of Appendix B of the Plan is deleted in its entirety and replaced with the following:

“9.	opp Transfers

On or after February 7, 2000, and subject to paragraph 4(e) of this Appendix B, an OPP Member may contribute to the OPP any amounts transferred from the Kraft Canada Inc. Employee Savings Plan. Any such funds so transferred shall be defined as “OPP Transfers”, shall not attract any OPP Company Contributions under paragraph 4(d) and shall be deposited in the OPP Member Account of the OPP Member. Effective July 31, 2003, OPP Transfers will no longer be permitted.”

4

D.	Increase in Maximum Pension Limit

6.	Effective January 1, 2004, Section 8.02 of the Plan is deleted in its entirety and replaced with the following:

“8.02	Maximum Formula

The Maximum Formula shall be the product of (a) and (b), where:

(a)	is the lesser of (i) and (ii), where:

(i)	is $1,833.33 or such higher amount at the Date of Determination which may be used to determine the maximum retirement income under Revenue Rules; and

(ii)	is 2% of the average of the best consecutive three years’ remuneration of the Member;

(b)	is the sum of (i) and (ii), where:

(i)	is the lesser of 35 years and the Member’s Credited Service prior to January 1, 1990;

(ii)	is the Member’s Credited Service after December 31, 1989.”

THE UNDERSIGNED, being the Assistant Secretary of the Corporation, hereby certifies that the foregoing is a true and correct copy of a resolution duly passed by the Board of Directors of the Corporation, as of the 24th day of November, 2004, that the said resolution remains unamended and in full force and effect as of the date hereof and that this amendment is incorporated in the Plan provisions.

DATED this 25th day of November, 2004.

/s/ Ian J. T. Cross
Ian J. T. Cross

5

CERTIFICATE OF THE SECRETARY OF

KRAFT CANADA INC. (the “Corporation”)

AMENDMENT NO. 4 TO THE KRAFT CANADA INC. RETIREMENT PLAN FOR

NIAGARA FALLS HOURLY CEREAL DIVISION EMPLOYEES (the “Plan”)

WHEREAS:

1.	The Corporation is the sponsor and administrator of the Plan.

2.	Pursuant to Article 18 of the Plan, the Corporation reserves the right to amend the Plan.

3.	The Corporation wishes to amend the administrative provisions to remove any reference to the Pension Administration Board.

4.	The Corporation wishes to amend the Plan to reflect negotiated increases to the flat dollar benefit level.

NOW THEREFORE BE IT RESOLVED THE FOLLOWING:

1.	Effective October 1, 2005, Article 20 of the Plan is deleted in its entirety and replaced with the following:

“Article 20—Administration

20.01	The Plan shall be administered by the Company. Any amendments to the Plan, including any restatement of the Plan in its entirety, shall be made by resolution of the Board.

20.02	The Company may from time to time direct that appropriate records be maintained and may establish rules for the administration of the Plan. The Company shall have the exclusive right to interpret the Plan provisions and to decide any matters arising hereunder in the administration and operation of the Plan. All interpretations and decisions shall be applied as nearly as may be possible in a uniform manner to all Members similarly situated.

20.03	The Company shall indemnify and save harmless any employee who is involved in the administration of the Plan from the effects and consequences of their acts, omissions and conduct in their formal capacity to the extent permitted by law except for their own wilful and intentional malfeasance or misconduct. No part of the Fund shall be used for indemnification payments.

20.04	The Company shall be entitled to rely conclusively upon all tables, valuations, certifications, opinions and reports which shall be furnished by an actuary, accountant, legal counsel or other professional person who shall be employed or engaged for such purposes.

1

20.05	Whenever the records of the Company are used for the purposes of the Plan, such records shall be conclusive of the facts with which they are concerned.

20.06	An eligible Employee, a Member, a Beneficiary, or a Spouse shall sign such application forms prescribed by the Company and furnish proof of age and furnish such other data and sign such documents as the Company deems necessary or desirable for the proper administration of the Plan or to evidence initial or continued eligibility for a benefit hereunder.”

2.	Effective March 18, 2006, paragraph 8.01(c) of the Plan is deleted in its entirety and replaced with the following:

“(c)	is Credited Future Service after December 31, 1993, multiplied by 12 times the applicable benefit rate based on the Date of Determination and determined in accordance with the following table:

E.	Date of Determination	F.	Benefit Rate
G.	From January 1, 1994 to January 6, 1997	H.	$40.00
I.	From January 7, 1997 to January 6, 1998	J.	$41.00
K.	From January 7, 1998 to December 31, 1998	L.	$43.00
M.	From January 1, 1999 to January 7, 2000	N.	$45.00
O.	From January 8, 2000 to April 30, 2003	P.	$47.00
Q.	From May 1, 2003 to December 31, 2004	R.	$49.00
S.	From January 1, 2005 to March 17, 2006	T.	$50.00
U.	From March 18, 2006 to December 31, 2006	V.	$52.00
W.	From January 1, 2007	X.	$53.00

THE UNDERSIGNED, being the Secretary of the Corporation, hereby certifies that the foregoing is a true and correct copy of a resolution duly passed by the Board of Directors of the Corporation, on the 19th day of June, 2006, that the said resolution remains unamended and in full force and effect as of the date hereof and that this amendment is incorporated in the Plan provisions.

DATED this 20th day of June, 2006.

/s/ Rosanne M. Angotti
Rosanne M. Angotti

2

CERTIFICATE OF THE SECRETARY OF

KRAFT CANADA INC. (the “Corporation”)

AMENDMENT NO. 5 TO THE KRAFT CANADA INC. RETIREMENT PLAN FOR

NIAGARA FALLS HOURLY CEREAL DIVISION EMPLOYEES (the “Plan”)

WHEREAS:

The Corporation is the sponsor and administrator of the Plan.

Pursuant to Article 18 of the Plan, the Corporation reserves the right to amend the Plan.

The Corporation sold its Post cereal business to Ralcorp Holdings, Inc. which included the Niagara Falls manufacturing facility.

As part of the transaction agreement dated November 15, 2007 (the “Agreement”), the Canadian affiliate of Ralcorp Holdings, Inc., Post Foods Canada Corp. continued to employ all Canadian employees covered by a collective bargaining agreement at the Niagara Falls manufacturing facility with the exception of those on disability (the “Transferred Employees”) and became the successor to the Corporation under the collective agreement and applicable labour legislation.

As part of the Agreement, the Transferred Employees ceased accrual of pension benefits under the Plan effective August 3, 2008 and commenced accruing pension benefits under a new combined defined benefit and defined contribution pension plan established by Post Foods Canada Corp., the Post Foods Canada Corp. Retirement Plan for Canadian Hourly Employees, effective August 4, 2008.

The Corporation wishes to amend the Plan to reflect the provisions of the Agreement in respect of Transferred Employees.

1

NOW THEREFORE BE IT RESOLVED that effective August 3, 2008:

1.	Appendix C is added as follows:

Appendix C—Sale of Niagara Falls manufacturing facility

C-1	Effective August 4, 2008, the Company sold its Post cereal business to Ralcorp Holdings, Inc. which included the Niagara Falls manufacturing facility. As a result of this transaction, unionized employees actively employed at the Niagara Falls manufacturing facility (with the exception of Disabled Members) transferred to employment with Post Foods Canada Corp. (a Canadian affiliate of Ralcorp Holdings, Inc.) on August 4, 2008 (the “Transferred Employees”). Effective August 3, 2008, all Transferred Members accruing benefits under the Plan (other than Disabled Members) ceased accrual of pension benefits under the Plan and commenced accruing pension benefits under a new combined defined benefit and defined contribution pension plan established by Post Foods Canada Corp., the Post Foods Canada Corp. Retirement Plan for Canadian Hourly Employees, (the “Post Foods Hourly Plan”) effective August 4, 2008.

C-2	A Transferred Member ceased accruing benefits under the Plan, making Required Contributions and OPP Member Contributions to the Plan and receiving OPP Company Contributions to the Plan as at August 3, 2008.

C-3	The Plan Formula for a Transferred Member shall be calculated based on Credited Future Service, Final Average Earnings, YMPE Average, Benefit Rate and the Plan provisions as at August 3, 2008 and payable upon the Transferred Member’s termination of employment or retirement with Post Foods Canada Corp.

For the purposes of calculating the Maximum Formula of a Transferred Member, the maximum retirement income under the Revenue Rules in the year 2008 shall be used.

2

C-4	The Plan recognizes a Transferred Member’s continuous period of employment with Post Foods Canada Corp. for purposes of vesting and eligibility for benefits under the Plan and such period shall be included in the Transferred Member’s Continuous Service.

THE UNDERSIGNED, being the Secretary of the Corporation, hereby certifies that the foregoing is a true and correct copy of a resolution duly passed by the Board of Directors of the Corporation on the 26th day of October, 2010, that the said resolutions remain unamended and in full force and effect as of the date hereof and that this amendment is incorporated in the Plan provisions.

Dated this 26th day of October, 2010

/s/ Rosanne M. Angotti
Rosanne M. Angotti

3